Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among:

MergeWorthRx Corp.,

a Delaware corporation;

Anvil Merger Sub, Inc.,

a Delaware corporation;

AeroCare Holdings, Inc.,

a Delaware corporation;

and

FFC Aerocare SR, LLC

a Delaware limited liability company

___________________________

Dated as of October 14, 2014

___________________________

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(continued)

- ii -

(continued)

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(continued)

EXHIBITS

Exhibit A	-	Certain Definitions
Exhibit B	-	Form of Certificate of Merger
Exhibit C	-	Form of Post-Closing Restated Certificate of Incorporation of Surviving Corporation
Exhibit D	-	Post-Closing Directors and Officers of Parent
Exhibit E	-	Post-Closing Directors of Surviving Corporation
Exhibit F	-	[RESERVED]
Exhibit G	-	Form of Backstop Indemnity Agreement
Exhibit H	-	Form of Post-Closing Restated Certificate of Incorporation of Parent
Exhibit I	-	Form of Post-Closing Restated Bylaws of Parent
Exhibit J	-	Form of Escrow Agreement
Exhibit K	-	Form of Lockup Agreement
Exhibit L	-	Form of Registration Rights Agreement

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AGREEMENT AND PLAN

OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization is made and entered into as of October 14, 2014 (the “Execution Date”), by and among MergeWorthRx Corp., a Delaware corporation (“Parent”), Anvil Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), AeroCare Holdings, Inc., a Delaware corporation (the “Company”), and FFC Aerocare SR, LLC, a Delaware limited liability company (“Stockholders’ Agent”), solely in its capacity as Stockholders’ Agent.

Recitals

A.           Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement, the General Corporation Law of the State of Delaware (the “DGCL”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

B.           It is intended that the Merger qualify as a tax-free reorganization within the meaning of Code §368(a).

C.           This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

D.           The Parent’s Sponsors have delivered the Sponsor Guaranty as of the date hereof.

E.           Each of the Major Stockholders has delivered the Merger Voting Agreement as of the date hereof.

F.           The definitions of all capitalized terms not otherwise defined in the text of this Agreement are set forth on Exhibit A hereto.

Agreement

NOW, THEREFORE, in consideration of the above stated premises, and such other consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

Section 1.          Description of The Merger; Share Exchange.

1.1           Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2           Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3          Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of McDermott Will & Emery, LLP, 340 Madison Avenue, New York, New York 10173, on a date and at a time to be mutually agreed to by Parent and the Company as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver of the conditions set forth in Sections 7 and 8. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Contemporaneously with the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL in the form attached as Exhibit B hereto (the “Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware.

1.4          Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective Time:

(a)          the Amended and Restated Certificate of Incorporation of the Surviving Corporation (the “Restated Certificate”) shall be amended and restated as of the Effective Time in the form set forth on Exhibit C hereto;

(b)          the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent and the Company;

(c)          the board of directors and executive officers of Parent immediately after the Effective Time shall be as set forth on Exhibit D hereto;

(d)          the board of directors of the Surviving Corporation immediately after the Effective Time shall be as set forth on Exhibit E hereto; and

(e)          the executive officers of the Surviving Corporation immediately after the Effective Time shall be the executive officers of the Surviving Corporation immediately prior thereto.

1.5          Conversion of Shares.

(a)          Subject to Sections 1.5(c) and 1.7, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any other Person:

(i)          Each share of Company Common Stock outstanding immediately prior to the Effective Time (excluding any Appraisal Shares and shares to be canceled pursuant to Section 1.5(a)(ii)) shall thereupon be converted automatically into the right to receive a number of shares of Parent Common Stock equal to (i) the Per Share Closing Consideration, plus (ii) the Per Share Escrow Consideration, plus (iii) a right to receive a portion of the Earnout Shares to the extent provided in Section 1.13 hereof;

(ii)         each share of Company Capital Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished, and no other securities of Parent or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto; and

(iii)        each share of the common stock (par value $0.01 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b)          At any time or from time to time between the date of this Agreement and the Effective Time (subject to the restrictions set forth in Sections 4.2 and 5.2), if Parent or the Company declares or pays any dividend on its common stock payable in shares of its common stock or in any right to acquire shares of such common stock, or effects a subdivision of the outstanding shares of such common stock into a greater number of shares of common stock (by stock dividends, combinations, splits, recapitalizations and the like), or if the outstanding shares of its common stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of common stock, then the Parent Share Price (including the dollar amounts referred to in the definition of Parent Share Price) and the Per Share Closing Consideration, the Per Share Escrow Consideration, and the value of the Substitute Option shall each be appropriately adjusted.

(c)          No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall, upon surrender of such holder’s Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Share Price.

(d)          No later than three (3) business days prior to the Effective Time, the Company shall deliver the Spreadsheet to Parent and the Exchange Agent. For purposes of this Agreement, “Spreadsheet” means a spreadsheet which shall include, as of immediately prior to the Effective Time: (i) the names of all Company Stockholders and their respective addresses, (ii) the number and type of shares of Company Capital Stock held by each Company Stockholder, and (iii) (A) the names of all holders of Company Options and their respective addresses, (B) where applicable, the respective certificate numbers held by each Company Stockholder, and (C) the number of Parent Common Stock to be paid to each Company Stockholder at Closing in respect of each type of shares of Company Capital Stock held by such Company Stockholder, (iv) the number and type of shares of Company Common Stock issuable upon the full exercise of each Company Option held by each such holder, (vi) the grant date, expiration date, exercise price per share, vesting schedule and vested status of each Company Option held by each such holder, (v) a calculation of the Per Share Closing Consideration and the Per Share Escrow Consideration, and (vi) a calculation of the number of Substitute Options and adjusted exercise price for each such Company Option, calculated in accordance with Section 1.9 hereto.

1.6           Closing of the Company’s Transfer Books. At the Effective Time, holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Company Stock Certificate is presented to the Surviving Corporation or Parent, the shares of Company Capital Stock formerly represented by such Company Stock Certificate shall be canceled and shall be exchanged for shares of Parent Common Stock, as provided in Section 1.5 and 1.7.

1.7           Exchange of Certificates.

(a)          On or prior to the Closing Date, Parent and the Company shall engage Continental Stock Transfer & Trust Company (or, if Continental Stock Transfer & Trust Company is unable to be engaged, Parent and the Company shall agree upon, select and engage another reputable bank, transfer agent or trust company) to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Parent shall deposit with the Exchange Agent stock certificates representing the Aggregate Closing Shares (for delivery to the Company Stockholders as provided in Section 1.5 and this Section 1.7) and the Aggregate Escrow Shares (to be held in accordance with the terms of the Escrow Agreement).

(b)          Prior to the Effective Time, the parties shall cause the Exchange Agent to deliver to each holder of record of Company Common Stock (1) a Letter of Transmittal and (2) instructions for use in effecting the surrender of the Company Stock Certificates in exchange for shares of Parent Common Stock as set forth in this Section 1.7(b). At the Closing, each Company Stockholder that does not perfect its right of appraisal under Section 262 of the DGCL and is otherwise entitled to receive payment for its shares of Company Common Stock pursuant to Section 1.5 of this Agreement (a “Merger Stockholder”) shall surrender to the Exchange Agent the Company Stock Certificates representing all of such Merger Stockholder’s shares of Company Capital Stock, properly endorsed for transfer, along with a Letter of Transmittal. As soon as practicable after the Effective Time, the Exchange Agent shall deliver to (i) each Merger Stockholder who has surrendered Company Stock Certificates representing all of such Merger Stockholder’s shares of the Company Common Stock properly endorsed for transfer, along with an executed Letter of Transmittal, a certificate representing the aggregate number of Closing Shares that such Merger Stockholder has the right to receive under the provisions of Section 1.5, rounded up to the nearest whole share, and (ii) the Escrow Agent, on behalf of the Merger Stockholders and holders of Company Options, separate certificates representing the aggregate number of Escrow Shares that such Merger Stockholder otherwise has the right to receive pursuant to the provisions of Section 1.5, rounded up to the nearest whole share, which Escrow Shares shall be held (and released) in accordance with the provisions of Section 10.5 and the terms of the Escrow Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(c)          No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7.

(d)          Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Capital Stock pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or non-U.S. Tax law, if any; provided, that Parent or Surviving Corporation, as applicable, shall make reasonable efforts to give the holder or former holder of Company Capital Stock notice of the intention to make such deduction or withholding prior to Closing (or other payment date), and timely remit to the appropriate Governmental Body any and all amounts so deducted or withheld and timely file all Tax Returns and provide to any Person such information statement and other documents required to be filed or provided under applicable law. For purposes of such deductions and withholdings, one share of Parent Common Stock shall be equal to the Parent Share Price. To the extent such amounts are so deducted or withheld and remitted to the appropriate Government Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e)          Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Capital Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.8           Appraisal Shares.

(a)          Notwithstanding anything to the contrary contained in this Agreement, Appraisal Shares (as defined in Section 1.8(c) below) shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a) (or cash in lieu of fractional shares in accordance with Section 1.5(c)), and each holder of Appraisal Shares shall be entitled only to such rights with respect to such Appraisal Shares as may be granted to such holder in Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall waive, rescind, withdraw or otherwise lose such holder’s right of appraisal under Section 262 of the DGCL, then (i) any right of such holder to require the Company to purchase the Appraisal Shares for cash shall be extinguished and (ii) in accordance with Section 1.7(a), such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock, and cash in lieu of any fractional share in accordance with Section 1.5(c), if appropriate.

(b)          The Company (i) shall give Parent prompt written notice of any demand by any Company Stockholder for appraisal of such Company Stockholder’s shares of Company Capital Stock pursuant to the DGCL and of any other notice demand or instrument delivered to the Company pursuant to the DGCL and (ii) shall give Parent’s Representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment or settlement offer with respect to any such notice or demand unless Parent shall have consented in writing to such payment or settlement offer.

(c)          For purposes of this Agreement, “Appraisal Shares” shall refer to any shares of Company Capital Stock outstanding immediately prior to the Effective Time that are held by Company Stockholders who are entitled to demand and who properly demand appraisal of such shares pursuant to, and who comply with the applicable provisions of, Section 262 of the DGCL.

1.9           Treatment of Company Options.

(a)          Each unexercised Company Option outstanding as of immediately prior to the Effective Time, whether or not then vested or exercisable, shall, at the Effective Time, be assumed by Parent and shall be converted into (i) a stock option to acquire Parent Common Stock (each, a “Substitute Option”) on the terms set forth below, without any further action on the part of the holder thereof, (ii) a contingent right to receive a portion of the Escrow Shares equal to the product of (A) the Per Share Escrow Consideration, times (B) the total number of shares of Company Common Stock for which such holder’s Company Option is then exercisable, without regard to vesting (as applicable, the “Option Shares”), and (iii) a contingent right to receive a portion of the Earnout Shares to the extent provided in Section 1.13 hereof. From and after the Effective Time, all references to the Company in the Company Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Option Plan as of the Effective Time. Each Substitute Option shall be exercisable upon the same terms and conditions (including with respect to vesting) as under the applicable Company Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (i) the Per Share Closing Consideration, times, (ii) the applicable Option Shares and (B) the exercise price per share of Parent Common Stock shall be an amount equal to the quotient obtained by dividing (i) the exercise price of the Company Option as of immediately prior to the Effective Time, by (ii) the Per Share Closing Consideration; provided, however, that the exercise price applicable to and the number of shares of Parent Common Stock subject to each Substitute Option shall be determined in a manner consistent with the requirements of Sections 409A and 424(a) of the Code (the exercise price per share, as so determined, being rounded upward to the nearest full cent.

(b)          To the extent a holder of a Substitute Option issued in accordance herewith continues to hold such Substitute Option after the Closing, or shall have duly exercised such Substitute Option after the Closing, then such holder shall be entitled to receive its Pro Rata Share of any distribution of Earnout Shares at the same time as, and as otherwise provided to, the holders of Company Common Stock in accordance with the provisions of Sections 1.13.

(c)          As soon as practicable after the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of Substitute Options an appropriate notice setting forth such holder’s rights pursuant thereto. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to this Section 1.9. As soon as reasonably practicable after the Effective Time, if applicable, the shares of Parent Common Stock subject to the Substitute Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form), and Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as Substitute Options remain outstanding.

1.10         Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Code §368. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

1.11         Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise, as the case may be) to take such action.

1.12         Parent Committee; Officers and Directors of Parent.

(a)          At the Closing, the Board of Directors of Parent shall appoint a committee (the “Parent Committee”) consisting of three (3) “independent” directors of Parent as of after the Closing, who shall be agreed to by each of Parent and the Company prior to the Closing, with the chairman of such Parent Committee to be Stephen Cichy (or his successor as determined by the Parent Committee). The Parent Committee shall act on behalf of Parent to take all necessary actions and make all decisions pursuant to (a) the matters set forth in Section 1.13 and (b) the Escrow Agreement and Parent’s right to indemnification pursuant to Section 10 (the “Post-Closing Matters”). In the event of a vacancy in such committee, the Board of Directors of Parent shall appoint as a successor a Person who was a director of Parent prior to the Closing Date or some other Person who would qualify as an “independent” director of Parent and who has not had any relationship with the Company prior to the Closing. For the avoidance of doubt, such committee shall have the power and authority to act on behalf of Parent, without any further approval or consent required from any director, officer or stockholder of Parent, to take any necessary action and make any necessary decision on behalf of Parent with respect to the Post-Closing Matters; provided, however, that such committee shall not have any power or authority with respect to the conduct or operation of the Company’s business after the Closing, including without limitation any decisions made in respect of such conduct or operations that would have either a positive or negative impact on the Company’s ability to achieve an EBITDA Threshold for any Calculation Period. Each member of the Parent Committee shall be entitled to receive all indemnification and limitation of liability rights granted by Parent to the members of Parent’s Board of Directors.

(b)          Parent covenants to take all actions necessary so that, as of the Effective Time, the Parent’s Board of Directors shall consist of the directors identified on Exhibit D, including causing the resignation of all current directors of Parent not specified on such exhibit and causing the nomination of one (1) individual named by the Company (with the consent of Parent, which shall not be unreasonably withheld, conditioned or delayed) no later than 3 Business Days after receipt of the first SEC comments to the Proxy/Registration Statement by Parent, or as soon as reasonably practicable thereafter (as the initial Class I Director), Stephen P. Griggs and Bruce Lunsford (as the initial Class II Directors), and Ted Lundberg and Stephen Cichy (as the initial Class III Directors), for election to the Parent’s Board of Directors at the Parent Stockholder Meeting. From and after the Closing, Parent will enter into customary indemnification agreements with, and obtain one or more directors' and officers’ liability insurance policies covering, in each case, all of the foregoing persons.

(c)          Parent covenants to take all actions necessary so that, as of the Effective Time, the persons set forth on Exhibit D hereto shall be the officers of Parent from and after the Effective Time, each to hold office in accordance with certificate of incorporation and bylaws of Parent until their respective successors are duly appointed and qualified or their earlier resignation, removal or death.

1.13        Earnout Shares.

(a)          Earnout Shares. In addition to the merger consideration payable in respect of Company Capital Stock pursuant to Section 1.5 and in respect of Company Options pursuant to Section 1.9, Parent shall be required to issue additional shares of Parent Common Stock to the Merger Securityholders as provided in this Section 1.13 (such shares, the “Earnout Shares”). With respect to each Calculation Period, Parent shall issue to the Exchange Agent (for the benefit of the Merger Securityholders) 1,196,172 shares of Parent Common Stock if the EBITDA Amount for such Calculation Period exceeds the applicable EBITDA Threshold for such Calculation Period. If the EBITDA Amount for a particular Calculation Period does not exceed the applicable EBITDA Threshold, no Earnout Shares will be issued for such Calculation Period; provided, however, that notwithstanding the foregoing: (A) if the EBITDA Amount for the 2015 Calculation Period does not equal or exceed the EBITDA Threshold for such 2015 Calculation Period, but the EBITDA Amount for the 2016 Calculation Period equals or exceeds the EBITDA Threshold for the 2016 Calculation Period, then the Merger Securityholders shall be entitled to receive 100% of the Earnout Shares for both the 2015 and 2016 Calculation Periods (i.e., a total of 2,392,344 shares of Parent Common Stock); (B) if the EBITDA Amount for the 2017 Calculation Period equals or exceeds the EBITDA Threshold for the 2017 Calculation Period, but the EBITDA Amount for either or both of the 2015 or 2016 Calculation Periods did not equal or exceed the applicable EBITDA Threshold for such periods, then the Merger Securityholders shall be entitled to receive 100% of the Earnout Shares for the 2017 Calculation Period plus 100% of the Earnout Shares for any prior Calculation Period not previously earned; (C) if the EBITDA Amount for the 2016 Calculation Period exceeds the EBITDA Threshold for such period by 10% or more, then the Merger Securityholders shall automatically earn all of the Earnout Shares payable in respect of the 2017 Calculation Period (without regard to the Company’s actual results for the 2017 Calculation Period), and the Earnout Shares otherwise payable for the 2017 Calculation Period shall be paid to the Merger Securityholders at the same time as which the Earnout Shares are paid with respect to the 2016 Calculation Period; and (D) immediately prior to, but subject to the consummation of, a Change of Control Transaction, the maximum number of Earnout Shares payable to the Merger Securityholders pursuant to this Section 1.13 (less the total number of Earnout Shares that have been previously issued to the Merger Securityholders) shall be issued to the Merger Securityholders, whereupon Parent’s obligation to issue additional Earnout Shares in the future under this Section 1.13 shall terminate. Each Merger Securityholder shall be entitled to receive his, her or its then applicable Pro Rata Share of any Earnout Shares payable to the Merger Securityholders pursuant hereto.

(b)          Procedures Applicable to Determination of the Earnout Shares.

(i)          Upon the receipt of audited financials of each Calculation Period (each such date, an “Earnout Calculation Delivery Date”), Parent Committee shall prepare and deliver to the Stockholders’ Agent a written statement (in each case, an “Earnout Calculation Statement”) setting forth in reasonable detail its determination of the EBITDA Amount for the applicable Calculation Period (in each case, an “Earnout Calculation”). Parent shall include along with such written statement a copy of the audited financials for such Calculation Period, and upon request shall promptly provide the Stockholders’ Agent with such other work papers and materials reasonably related to the Earnout Calculation.

(ii)         The Stockholders’ Agent shall have twenty (20) days after receipt of the Earnout Calculation Statement for each Calculation Period (in each case, the “Earnout Review Period”) to review the Earnout Calculation Statement and the Earnout Calculation set forth therein. During the Earnout Review Period, Stockholders’ Agent and its Representatives shall have the right to inspect the Company’s books and records during normal business hours at the Company’s offices, upon reasonable prior notice and solely for purposes reasonably related to the determination of the EBITDA Amount for the applicable Calculation Period, and Parent shall provide the Stockholders’ Agent with reasonable access to its chief financial officer and other related employees who have relevant information. Prior to the expiration of the Earnout Review Period, Stockholders’ Agent may object to the Earnout Calculation set forth in the Earnout Calculation Statement for the applicable Calculation Period by delivering a written notice of objection (an “Earnout Calculation Objection Notice”) to Parent. Any Earnout Calculation Objection Notice shall specify the items in the applicable Earnout Calculation disputed by Stockholders’ Agent and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute, in each case, to the extent known. If Stockholders’ Agent fails to deliver an Earnout Calculation Objection Notice to Parent prior to the expiration of the Earnout Review Period, then the Earnout Calculation set forth in the Earnout Calculation Statement shall be final and binding on the parties hereto. If Stockholders’ Agent timely delivers an Earnout Calculation Objection Notice, Parent Committee and Stockholders’ Agent shall negotiate in good faith to resolve the disputed items and agree upon the resulting amount of the EBITDA Amount for the applicable Calculation Period. If Parent Committee and Stockholders’ Agent are unable to reach agreement within thirty (30) days after an Earnout Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to the Independent Accountant. The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Earnout Calculation as promptly as practicable, but in no event greater than thirty (30) days after such submission to the Independent Accountant, and to resolve only those unresolved disputed items set forth in the Earnout Calculation Objection Notice. If unresolved disputed items are submitted to the Independent Accountant, Parent Committee and Stockholders’ Agent shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by Parent Committee and Stockholders’ Agent, and not by independent review. The resolution of the dispute and the calculation of the EBITDA Amount that is the subject of the applicable Earnout Calculation Objection Notice by the Independent Accountant shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be borne by Parent and Stockholders’ Agent in proportion to the amounts by which their respective calculations of the EBITDA Amount differ from the EBITDA Amount as finally determined by the Independent Accountant.

(c)          Independence of Earnout Shares. Parent’s obligation to issue the Earnout Shares to the Exchange Agent (for the benefit of the Merger Securityholders) with respect to each of the Calculation Periods in accordance with Section 1.13(a) is an independent obligation of Parent and is not otherwise conditioned or contingent upon the satisfaction of any conditions precedent to any preceding or subsequent Earnout Shares.

(d)          Timing of Issuance of Earnout Shares. Subject to Section 1.13(e), any Earnout Shares that Parent is required to issue pursuant to Section 1.13(a) shall be issued in full to the Exchange Agent (for the benefit of the Merger Securityholders) no later than 5 business days following the date upon which the determination of the EBITDA Amount for the applicable Calculation Period becomes final and binding upon the parties hereto as provided in Section 1.13(b)(ii) (including any final resolution of any dispute raised by Stockholders’ Agent in an Earnout Calculation Objection Notice) or, in the case of a Change of Control Transaction, upon the date which is no later than three (3) Business Days prior to the consummation of such Change of Control Transaction (such date, the “Earnout Issuance Date”).

(e)          Right of Set-off. In the event that it is finally determined (in accordance with Section 5(c) of the Escrow Agreement) that Parent is entitled to be indemnified for Damages pursuant to Section 10 and the Escrow Agreement, then if and to the extent the Escrow Shares are insufficient to fully indemnify Parent with respect to such finally determined Damages (the amount of such insufficiency, the “Shortfall Amount”), Parent shall have the right to withhold and set off against a number of Earnout Shares otherwise earned by the Merger Securityholders pursuant to Section 1.13(a) that have an aggregate value (assuming, for this purpose, a value per share of $8.36) equal to the Shortfall Amount. For the avoidance of doubt, if Parent becomes obligated to issue Earnout Shares pursuant hereto at a time when there is a Parent indemnification claim pending, which claim has not been finally determined, then Parent’s right to withhold and set-off as described herein shall not apply with respect to such earned Earnout Shares, and Parent shall issue such earned Earnout Shares promptly in accordance with the terms of Section 1.13(d).

(f)          No Security. The parties hereto understand and agree that (i) the contingent rights to receive any Earnout Shares shall not be represented by any form of certificate or other instrument, are not transferable, except as specifically provided herein or by operation of laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Parent or the Company; (ii) the Merger Securityholders shall not have any rights as a securityholder of Parent or the Company in respect of their contingent right to receive any Earnout Shares hereunder; and (iii) no interest is payable with respect to any Earnout Shares. Each Merger Securityholder acknowledges and agrees that (i) the payments set forth in this Section 1.13 are speculative and not guaranteed and subject to numerous factors outside the control of Parent and the Company; (ii) none of Parent, Parent’s Representatives, the Company nor any of their respective Affiliates has promised or projected, and no Merger Securityholder has relied on any statements regarding, any payments under this Section 1.13 or any projected EBITDA Amount for any period following the Closing; (iii) other than the express covenants and agreements contained in this Agreement, none of Parent, Parent’s Representatives, the Company nor any of their respective Affiliates owe any fiduciary duties or any other duties (express or implied) to maximize the EBITDA Amount in any applicable Calculation Period; and (iv) the parties hereto solely intend the express provisions of this Agreement to govern their contractual relationship.

Section 2.          Representations and Warranties of the Company

The Company hereby represents and warrants, to and for the benefit of Parent, as follows:

2.1           Organization; Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable) and has all requisite power and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it is so required under applicable Legal Requirements, except where the failure to do so, has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 2.1 of the Schedule of Exceptions sets forth each jurisdiction in which the Company and each Subsidiary is qualified.

2.2           Power; Authorization. The Company has all requisite corporate power to enter into, execute and deliver this Agreement and each of the Transaction Agreements and to perform its obligations hereunder and thereunder, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the Required Company Vote, and the execution, delivery and performance by the Company of this Agreement and the Transaction Agreements have been duly authorized by all necessary action on the part of the Parent’s Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery thereof by the other parties thereto, assuming the adoption of this Agreement by the Required Company Vote, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by General Enforceability Exceptions. When each of the Transaction Agreements to which the Company is or will be a party has been duly executed and delivered by the Company, and assuming due execution and delivery thereof by the other parties thereto, such Transaction Agreements will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as the same may be limited by General Enforceability Exceptions.

2.3          Non-Contravention.

(a)          The execution and delivery by the Company of this Agreement and the Transaction Agreements and the performance and consummation of the transactions contemplated hereby and thereby do not and will not in any respect which would reasonably be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole: (i) violate (A) the organizational documents of the Company or any of its Subsidiaries, including, without limitation, the Restated Certificate or the Company’s bylaws (collectively, the “Charter Documents”), or (B) any judgment, order, writ, decree, ruling, charge, statute, rule, regulation or other restriction of any Governmental Body applicable to the Company or any of its Subsidiaries, (ii) except as set forth in Section 2.3 of the Schedule of Exceptions, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or Consent under, any Contract to which any of the Company or any of its Subsidiaries is a party or by which any of them are bound or to which any of their assets are subject, or (iii) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) upon any property, asset or revenue of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any Subsidiary, their respective businesses or operations, or their respective assets or properties.

(b)          No Consent of, or notice to or filing with, any Governmental Body is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company and its Subsidiaries of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for: (i) such Consents, notices or filings as may be required under applicable state securities or “blue sky” laws; and (ii) such Consents, notices or filings of Governmental Bodies listed in Section 2.3.(b) of the Schedule of Exceptions.

2.4          Capitalization.

(a)          As of the date of this Agreement, the authorized and outstanding capital of the Company consists of:

(i)          35,000,000 shares of Company Common Stock, of which 31,141,183 shares are issued and outstanding. All of the outstanding shares of Company Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)         (A) an aggregate of 4,478,097 shares of Company Common Stock have been reserved for issuance under the 2002 Stock Option Plan, of which 300,000 are subject to issued and outstanding Company Options, and (B) an aggregate of 3,000,000 shares of Company Common Stock have been reserved for issuance under the 2012 Stock Option and Grant Plan, of which 1,250,000 are subject to issued and outstanding Company Options.  All outstanding Company Options are subject to the terms, conditions and restrictions set forth in the applicable Company Option Plan. Except as set forth in Section 2.4(a)(iii) of the Schedule of Exceptions, the Company has not adjusted or amended the exercise price of any stock option previously awarded, whether through amendment, cancellation, replacement grant, repricing or otherwise.

(b)          Section 2.4(b) of the Schedule of Exceptions sets forth the capitalization of the Company as of the date hereof, including all issued and outstanding shares of Company Common Stock, outstanding stock options, stock options or shares of Common Stock reserved but not yet granted under the applicable Company Option Plan, all preferred stock of the Company to be issued and outstanding as of such time, all accrued dividends due on each series of preferred stock of the Company currently outstanding, all warrants presently outstanding and any other stock purchase rights or convertible securities. Section 2.4(b) of the Schedule of Exceptions also provides as of the date hereof (i) an accurate and complete list of the name of and last address known by the Company of each Company Stockholder, (ii) the number and class of Company Capital Stock owned by such Company Stockholder, (iii) the name of the holder of each Company Option, (iv) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable, (v) the term of such Company Option, (vi) the vesting schedule for such Company Option and (vii) the exercise price per share of Company Common Stock purchasable under such Company Option.

(c)          The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock. Except as set forth in the Company Option Plans or as set forth on Schedule 2.4(c) of the Schedule of Exceptions, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or terms of such agreements or understandings, or the lapse of a Company repurchase right, upon the occurrence of any event or combination of events. Other than as set forth in Section 2.4 of the Schedule of Exceptions, the Company is not party to any other outstanding option, warrant, right (including conversion or preemptive rights and rights of first refusal or similar rights), proxy, voting, transfer restriction or stockholder agreement or agreement of any kind, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Except as set forth on Section 2.4(c) of the Schedule of Exceptions, (i) no person or entity has any right to acquire any securities of the Company or any option or warrant to acquire any securities of the Company based on any broker, finder or investment banking type relationship with the Company and (ii) no shares of Company Capital Stock are subject to a repurchase right held by the Company.

(d)          All of the outstanding shares of Company Capital Stock have been issued in compliance in all material respects with all applicable federal, state and foreign securities laws and other Legal Requirements and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. All outstanding Company Options and other securities of the Company were duly authorized and have been granted or issued (as applicable) in compliance with all federal and state securities laws and other Legal Requirements and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. Except as set forth on Section 2.4(d) of the Schedule of Exceptions, there are no preemptive rights applicable to any shares of capital stock of the Company.

(e)          Section 2.4(e) of the Schedule of Exceptions lists each of the Subsidiaries as of the date hereof, and for each Subsidiary (i) its name and place of organization, (ii) the number and type of any shares of capital stock of, or other equity or voting interest in, such Subsidiary that are outstanding, (iii) the names of the holders thereof and (iv) the number of shares or other equity interests held by each such holder. Except as set forth in Section 2.4(e) of the Schedule of Exceptions, the Company does not currently own or control, directly or indirectly, any interest in, or have the right to acquire directly or indirectly any interest in, any other corporation, partnership, trust, joint venture, limited liability company, association or other Entity. Except as set forth in Section 2.4(e) of the Schedule of Exceptions, all of the stock or other equity securities in each Subsidiary owned directly or indirectly by the Company is owned by the Company free and clear of any Encumbrance (except for Permitted Encumbrances). All of the outstanding stock or equity securities of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and has been issued in compliance in all material respects with all applicable federal, state and foreign securities laws and other Legal Requirements and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Subsidiary. Except as set forth in Section 2.4(e) of the Schedule of Exceptions, no Subsidiary is party to any outstanding option, warrant, right (including conversion or preemptive rights and rights of first refusal or similar rights), proxy, voting, transfer restriction or stockholder agreement or agreement of any kind, orally or in writing, for the purchase or acquisition from it of any shares of its capital stock.

2.5           No Violation or Default; Compliance with Legal Requirements. Except as set forth in Section 2.5 of the Schedule of Exceptions, neither the Company nor any Subsidiary is in violation of or default under, in each case, in any material respect, any provision of any Material Contract, or any federal or state judgment, order, writ, decree, statute, rule or regulation or other Legal Requirement applicable to it. The Company and each Subsidiary has complied in all material respect with each, and is not in material violation of any, applicable Legal Requirement to which it or its respective businesses, operations, employees, assets or properties are or have been subject. Neither the Company nor any Subsidiary has received written notice regarding any such material violation of, conflict with, or failure to comply with, any Legal Requirement. The Company and each Subsidiary has not, and to the Company’s knowledge, no agent, representative, contractor, officer, director, stockholder, member, employee or manager of the Company or any Subsidiary has, (A) acting at the direction or on behalf of the Company or any Subsidiary, made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person (including any customer or supplier) or Governmental Body, (B) acting at the direction of or on behalf of the Company or any Subsidiary, made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (C) acting at the direction or on behalf of the Company or any Subsidiary, has made or paid any improper foreign payment (as defined in Foreign Corrupt Practices Act of 1977, as amended).

2.6           Brokers or Finders. Except as set forth in Section 2.6 of the Schedule of Exceptions, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.7          Litigation. Except as set forth in Section 2.7 of the Schedule of Exceptions, there is no Legal Proceeding pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary or any officer or director of the Company or any Subsidiary in such capacity. None of the Legal Proceedings set forth on Section 2.7 of the Schedule of Exceptions (a) questions the validity of this Agreement or the right of the Company to consummate the Merger and the other transactions contemplated hereby or (b) has had, or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any or its Subsidiaries nor, to the Company’s knowledge, any of their respective officers or directors, is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or Government Body. Except as set forth in Section 2.7 of the Schedule of Exceptions, there is no Legal Proceeding by the Company or any Subsidiary pending or which the Company or any Subsidiary has threatened in writing to initiate.

2.8          Title to Property and Assets; Inventory.

(a)          Except as set forth in Section 2.8 of the Schedule of Exceptions, the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all of their material properties and assets used by them or located on their property free and clear of any Encumbrances except for Permitted Encumbrances. All such tangible assets have been maintained in accordance with normal industry practice and are in operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

(b)          The Company’s inventory consists of products, which are in all material respects merchantable and fit for the purpose for which they were procured or manufactured.

2.9          Intellectual Property.

(a)          All Registered Intellectual Property owned by the Company and its Subsidiaries is listed in Section 2.9(a) of the Schedule of Exceptions. The Company is (i) the true and lawful owner of the Registered Intellectual Property listed in Section 2.9(a) of the Schedule of Exceptions and (ii) exclusively owns or has valid and enforceable licenses to use pursuant to written license agreements all other material Company Intellectual Property used in the Business as currently conducted, in each case of (i) and (ii) above, free and clear of Encumbrances other than Permitted Encumbrances or as set forth in Section 2.9(a) of the Schedule of Exceptions.

(b)          The Company and its Subsidiaries own or possess sufficient legal rights to all Company Intellectual Property as are necessary to the conduct of their respective businesses as now conducted, without any known conflict with, or material infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any license or infringes any intellectual property rights of any other party.

(c)          The Company and its Subsidiaries have taken commercially reasonable measures to maintain and protect the proprietary nature of the Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information that Company owns or for which it has such obligation.

(d)          To the Company’s knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company. There is no pending or, to the Company’s knowledge, threatened Legal Proceeding asserting the invalidity, misuse or unenforceability of any Company Intellectual Property or IP Licenses, contesting ownership of any Company Intellectual Property or IP Licenses, or otherwise challenging any of the Company’s or its Subsidiaries’ rights in or use of the Company Intellectual Property or IP Licenses.

(e)          Except for standard commercially available end-user, object code, internal-use software license and support/maintenance agreements, Section 2.9(e) of the Schedule of Exceptions sets forth (i) all outstanding options, licenses, or agreements of any kind relating to any material Company Intellectual Property owned by the Company or its Subsidiaries and (ii) any material options, licenses or agreements of any kind entered into by the Company or its Subsidiaries relating to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person (clauses (i) and (ii) collectively, the “IP Licenses”). Neither the Company nor any of its Subsidiaries has received any communications in writing alleging that the Company or any of its Subsidiaries has materially violated, diluted or infringed any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other Person.

2.10         [Intentionally Omitted]

2.11         Financial Statements; Accounting Controls.

(a)          The Company has furnished to Parent (i) its audited consolidated financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2011 and for the fiscal year ended December 31, 2011, (ii) its audited consolidated financial statements as of December 31, 2012 and for the fiscal year ended December 31, 2012, (iii) its audited consolidated financial statements as of December 31, 2013 and for the fiscal year ended December 31, 2013 and (iv) its unaudited financial statements as of July 31, 2014 (the “Balance Sheet Date”) and for the seven-month period ended July 31, 2014 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (“GAAP”), and are consistent in all material respects with the books and records of the Company and its Subsidiaries. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, except with respect to the absence of footnotes in connection with all Financial Statements for the July 31, 2014 interim period. Except as set forth in the Financial Statements, neither the Company nor its Subsidiaries has any liabilities or obligations, contingent or otherwise, other than (1) liabilities incurred in the Ordinary Course of Business subsequent to the Balance Sheet Date, (2) liabilities set forth on Section 2.11(a) of the Schedule of Exceptions or (3) liabilities or obligations that do not in the aggregate exceed $1,000,000.

(b)          As of the date hereof, neither the Company nor its Subsidiaries has any outstanding Indebtedness other than as set forth on Section 2.11(b) of the Schedule of Exceptions.

(c)          The Company and its Subsidiaries maintain accounting controls and systems, consistent with similarly situated companies, which are sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management’s general or specific authorization, (ii) all transactions are recorded as necessary to permit the accurate preparation of financial statements in conformity with generally accepted accounting principles and to maintain proper accountability for items, (iii) access to their property and assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

(d)          Neither the Company nor any of its Subsidiaries, or any director or officer of the Company or any of its Subsidiaries, or to the knowledge of the Company, any auditor or accountant of the Company or any of its Subsidiaries, has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

2.12        Changes. Since the Balance Sheet Date, except for the transactions contemplated by this Agreement and except as otherwise set forth on Section 2.12 to the Schedule of Exceptions, there has not been:

(a)          any Material Adverse Effect;

(b)          any damage, destruction or loss of any material assets or property of the Company or its Subsidiaries, whether or not covered by insurance;

(c)          any cancellation, waiver, release or compromise by the Company or any of its Subsidiaries of a valuable right or claim or of a material debt owed to it;

(d)          any satisfaction or discharge of any material Encumbrance or payment of any material obligation by the Company or any of its Subsidiaries, except in the Ordinary Course of Business;

(e)          any entry into any Contract (or series of related Contracts) by the Company of any of its Subsidiaries outside the Ordinary Course of Business;

(f)          any material change in any compensation arrangement or agreement with any executive officer, Key Employee, independent contractor, consultant, director or stockholder of the Company or any Subsidiary;

(g)          any sale, assignment, license or transfer by the Company or any of its Subsidiaries of any material Company Intellectual Property, IP Licenses or other intangible assets of the Company and its Subsidiaries;

(h)          any sale, lease, transfer, assignment or transfer by the Company or any of its Subsidiaries of any material portion of its assets, other than for a fair consideration in the Ordinary Course of Business;

(i)          any resignation or termination of employment of any executive officer or Key Employee of the Company or any of its Subsidiaries;

(j)          any material change, except in the Ordinary Course of Business, in a contingent obligation of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(k)          any mortgage, pledge, transfer of a security interest in, or Encumbrance, created by the Company or any of its Subsidiaries, with respect to any of its material properties or assets, except for Permitted Encumbrances;

(l)          any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the Ordinary Course of Business;

(m)          any declaration, setting aside, dividend, payment or other distribution in respect to any of the Company’s or its Subsidiaries’ capital stock or other securities, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or any of its Subsidiaries;

(n)          any issuance, sale, or other disposal of any of the Company’s or any Subsidiary’s capital stock or other securities, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any such capital stock or other securities;

(o)          any written notice received that any material customer or material supplier has terminated or materially reduced, or threatened in writing to terminate or materially reduce, its purchases from or provision of products or services to the Company or any of its Subsidiaries;

(p)          (i) establishment or adoption by the Company or any Subsidiary of any “employee benefit plan” (as such term is defined in ERISA §3(3)), (ii) amendment of any Company Plan in any material respect, or (iii) payment of any bonus, profit-sharing, cash incentive payment or similar payment to, or material increase in the rate of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, executive officers or Key Employees;

(q)          any change in the Company’s methods of accounting or accounting practices in any material respect;

(r)          any material Tax election or change in Tax accounting method, amendment to any income or other material Tax Return, settlement or compromise of any material dispute or claim concerning any material Tax liability, waiver of any statute of limitations in respect of Taxes, or agreement to any extension of time with respect to a Tax assessment or deficiency, in each case with respect to the Company or any of its Subsidiaries;

(s)          any material capital expenditure (or series of related capital expenditures) made by the Company and its Subsidiaries outside the Ordinary Course of Business;

(t)          the issuance of any note, bond or other debt security by the Company or any of its Subsidiaries, or the creation, incurrence, assumption or guarantee of any Indebtedness by the Company or any of its Subsidiaries, other than in the ordinary course of business;

(u)          any amendments to the Charter Documents;

(v)         the entry into, termination or modification of any collective bargaining agreement (or otherwise becoming bound by the terms of any collective bargaining arrangement) by the Company or any of its Subsidiaries, or

(w)          any agreement or binding commitment by the Company or any of its Subsidiaries to do any of the things described above.

2.13         Taxes.

(a)          Each of the Company and its Subsidiaries has timely filed all income and other material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by the Company and its Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been paid. No claim has been made in writing by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Encumbrances (other than Permitted Encumbrances) on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)          Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(c)          The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements for the Balance Sheet Date (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date, as adjusted for operations and transactions through the Closing Date. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the Ordinary Course of Business.

(d)          There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Company or any of its Subsidiaries has knowledge.

(e)          Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)          Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any “parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax law). Neither the Company nor any of its Subsidiaries has an obligation to “gross-up” and individual for excise taxes under Code §4999. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes). Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract or otherwise (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).

(g)          Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (C) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. Tax law) executed on or prior to the Closing Date; (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; or (F) election under Code §108(i) made on or prior to the Closing Date.

(h)          Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355.

(i)          Neither the Company nor any of its Subsidiaries is or has been a party to any “reportable transaction,” as defined in Code §6707A(c)(1) and Treasury Regulation §1.6011-4(b).

(j)          No closing agreement is currently in force pursuant to Code §7121 (or any similar provision of state, local or non-U.S. Tax law) with respect to the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has obtained a ruling from any taxing authority with respect to any Tax which will have any effect after the Closing.

2.14         Insurance. The Company has made available to Parent all insurance policies maintained by, at the expense of or for the benefit the Company or any Subsidiary. Except as set forth in Section 2.14 of the Schedule of Exceptions, (i) the Company has not received any written notice or other written communication regarding any actual or threatened (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy and (ii) no material claims have been under such insurance policies in the last three years. With respect to each such insurance policy: (A) to the Company’s knowledge, the policy is legal, valid, binding, enforceable, and in full force and effect; (B) none of the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Company’s knowledge, no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Section 2.14 of the Schedule of Exceptions describes any self-insurance arrangements affecting the Company and its Subsidiaries.

2.15         Employee Matters.

(a)          Section 2.15(a) of the Schedule of Exceptions sets forth all employee benefit plans (within the meaning of Section 3(3) of ERISA) and any other employee benefit plan, program or arrangement maintained, established or sponsored by the Company or any Subsidiary, or in or to which the Company or any of its Subsidiaries participates or contributes, or with respect to which the Company or any of its Subsidiaries has any liability (each, a “Company Plan”). The Company and its Subsidiaries have timely made all required contributions to each Company Plan and have properly accrued for any contributions not yet due prior to the Closing with respect to any Company Plan. All premium payments with respect to any Company Plan required to be made for periods prior to the Closing have been made. The Company and each Subsidiary have complied in all material respects with the terms of each Company Plan and with all applicable Legal Requirements for any such Company Plan in all material respects.

(b)          The Company, its Subsidiaries and each entity treated as a single employer with the Company or any Subsidiary pursuant to Code §414 (an “ERISA Affiliate”) do not participate in, contribute to, have any obligation to contribute to, or have any liability or contingent liability with respect to any multiemployer plan (as defined in Section 3(37) of ERISA) or any defined benefit plan (as defined in Section 3(35) of ERISA) that is subject to Title IV of ERISA. No Company Plan is or has ever been subject to Title IV of ERISA or Code §412. Except as set forth in Section 2.15(b) of the Schedule of Exceptions, the Company and the Subsidiaries do not maintain, participate in, contribute to, have any obligation to contribute to, or have any liability or contingent liability with respect to any Company Plan which provides post-retirement health, accident or life insurance benefits to current or former employees or independent contractors, their spouses, dependents or beneficiaries, other than liability for health plan continuation coverage under health plan continuation coverage described in Part 6 of Title I(B) of ERISA or any similar state law (“COBRA”). The Company, its Subsidiaries and each ERISA Affiliate have complied in all material respects with the requirements of COBRA.

(c)          There are no pending or, to the knowledge of the Company, threatened claims, actions or suits (other than routine claims for benefits) by, on behalf of, or against any Company Plan or any trusts which are associated with such Company Plans, or to the extent relating to any Company Plan, the plan sponsor, the plan administrator or, to the knowledge of the Company, any fiduciary of any Company Plan. To the knowledge of the Company, none of the Company Plans are under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

(d)          With respect to each Company Plan, the Company has made available to Parent true, correct and complete copies, to the extent applicable, of (i) the plan and trust documents (including all amendments) and the most recent summary plan description and any summary of material modifications, (ii) the three most recent annual reports (Form 5500 series, including all schedules and attachments), (iii) the three most recent financial statements and actuarial reports, (iv) the most recent IRS determination, opinion, or advisory letter, (v) any material associated administrative agreements or insurance policies, (vi) all material correspondence with any Governmental Body from the past year, with respect to which the Company has any ongoing material obligation or liability, and (vii) all discrimination tests required under the Code or ERISA for the three most recent plan year.

(e)          The Company and its employees have not committed a material breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA with respect to such Company Plan that would reasonably be expected to result in material liability to the Company. To the Company’s knowledge, no event has occurred and no condition exists with respect to any Company Plan that will subject Parent or any of its Affiliates, directly or indirectly (through indemnification or otherwise), to any material obligation or liability for (A) any breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA, (B) any transaction in violation of Section 406 of ERISA or any “prohibited transaction” (as defined in Code §4975(c)(1)), or (C) any material penalty or fine under Section 502 of ERISA or Code §4071.

(f)          Each Company Plan which is a “nonqualified deferred compensation plan” within the meaning of Code §409A was operated and administered between January 1, 2005 and December 31, 2008 in compliance in all material respects with a reasonable, good faith interpretation of Code §409A, and has been since January 1, 2009, in documentary and operational compliance with Code §409A in all material respects. Neither the Company nor any of its Subsidiaries has any obligation to reimburse or otherwise “gross-up” any Person for the interest or additional Tax set forth under Code §409A(a)(1)(B).

(g)          Each Company Plan that is intended to be qualified under Code §401(a) is the subject of a current favorable determination, opinion, or advisory letter upon which Parent may rely.

(h)          The Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other Legal Requirements related to employment, including those related to wages, hours, worker classification, collective bargaining, and the payment and withholding of taxes and other sums as required by Legal Requirements. To the Company’s knowledge, no fact or event has occurred since the date of such letter from the IRS that would reasonably be expected to adversely affect the qualified status of any such Company Plan

(i)          Except as set forth in Section 2.15(i) of the Schedule of Exceptions, the consummation of the transactions contemplated by this Agreement and the Transaction Agreements will not accelerate the time of the payment or vesting of, or increase the amount of, or result in the forfeiture of compensation or benefits under, any Company Plan.

(j)          To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or any of its Subsidiaries or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company or any of its Subsidiaries have an intention, as of the date of this Agreement, to terminate the employment of any Key Employee. Except as set forth in Section 2.15(j) of the Schedule of Exceptions, the employment of each employee of the Company or any of its Subsidiaries is terminable at the will of the Company or Subsidiary. Except as set forth in Section 2.15(j) of the Schedule of Exceptions or as required by Legal Requirements upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.15(j) of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries has a policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(k)          Each current and former employee, consultant and officer of the Company or any of its Subsidiaries has executed an agreement with the Company regarding confidentiality, proprietary information, and invention assignments and, except as set forth in Section 2.15(k) of the Schedule of Exceptions, to the Company’s knowledge, none of its employees, consultants or officers is in violation thereof.

(l)          Since January 1, 2011: (i) neither the Company nor any of its Subsidiaries has been party to or bound by any collective bargaining agreement, labor contract, or other written or oral agreement or understanding with any union or labor organization covering wages, hours, or terms or conditions of employment; (ii) to the knowledge of the Company, (A) no union or labor organization claims to represent any employee of the Company or its Subsidiaries, and (B) there are no organizational campaigns, demands, petitions or proceedings pending or threatened in writing by any union, labor organization, or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of the Company or its Subsidiaries; and (iii) neither the Company nor its Subsidiaries has experienced or been affected by any labor strike, work stoppage, or lockout with respect to its labor force and, to the knowledge of the Company, no labor strike, work stoppage or lockout has been threatened against the Company.

(m)          To the Company’s knowledge, none of the officers, directors or Key Employees of the Company or any of its Subsidiaries has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property, (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company, or (iv) found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended or vacated.

2.16        Related-Party Transactions.

(a)          Other than (i) payment of salary and employee benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any of its Subsidiaries, (iii) standard director and officer indemnification agreements approved by the Company’s Board of Directors in such form previously made available to Parent, (iv) the purchase of shares of the Company’s capital stock and the issuance of Company Options, in each instance, approved by the Company’s Board of Directors, (v) the transactions contemplated by this Agreement or the Transaction Agreements and (vi) the Contracts set forth on Section 2.16(a) of the Schedule of Exceptions, there are no Contracts or proposed transactions between the Company or any Subsidiary, on the one hand, and any officer, director, employee or any Affiliate of the Company or any Subsidiary, on the other hand.

(b)          Other than as set forth on Section 2.16(b) of the Schedule of Exceptions, no employee, officer or director of the Company or any of its Subsidiaries (each, a “Related Party”) or member of such Related Party’s immediate family, or, to the Company’s knowledge, any corporation, partnership or other Entity in which such Related Party is an officer, director or partner, or in which such Related Party has an ownership interest or otherwise controls, is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than in the case of reimbursement for expenses incurred on behalf of the Company or any of its Subsidiaries in the Ordinary Course of Business. To the Company’s knowledge, none of such Persons have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any of its Subsidiaries, except that Related Parties and members of their immediate families may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company. To the Company’s knowledge, no Related Party or member of their immediate families is directly or indirectly interested in any Contract with the Company or any of its Subsidiaries.

2.17        Permits. The Company and its Subsidiaries have all material franchises, permits, licenses and any similar authority necessary for the conduct of their respective businesses as currently conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.18        Agreements; Actions.

(a)          Except for this Agreement and the Transaction Agreements and as otherwise set forth in Section 2.18 of the Schedule of Exceptions, there are no Contracts to which, as of the date hereof, the Company or any of its Subsidiaries is a party or by which it is bound, that involve:

(i)          the sale or purchase of finished goods, or other personal property, or for the furnishing or receipt of services involving more than $250,000 in the aggregate;

(ii)         the grant of rights to manufacture, produce, assemble, license, market or sell its products to any other Person or affect the Company’s or any Subsidiary’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products;

(iii)        leases of real property;

(iv)        leases of personal property to or from any Person in an amount greater than $250,000;

(v)         IP Licenses;

(vi)        agreements concerning a partnership or joint venture;

(vii)       agreements under which the Company or any Subsidiary has created, incurred, assumed, or guaranteed any Indebtedness or under which the Company or any Subsidiary has imposed an Encumbrance, other than a Permitted Encumbrance, on any of its assets, tangible or intangible;

(viii)      agreements concerning non-competition, other than such agreements with employees, consultants and other third parties in the Ordinary Course of Business or agreements where the non-competition restrictions do not restrict the Company or its Subsidiaries;

(ix)         agreements for the employment of any individual on a full-time, part-time, consulting, or other basis (including for services of independent contractors) providing annual compensation in excess of $150,000;

(x)          agreements pursuant to which the Company or any Subsidiary has exclusivity rights with respect to any third party or such third party’s business or operations;

(xi)         agreements that relate to the acquisition of any business, any stock of any other Person, any real property or all or substantially all of the assets of a Person (whether by merger, sale of stock, sale of assets or otherwise), in each case involving, or that would reasonably be expected to involve, consideration or value in excess of $1,000,000; or

(xii)        settlement, conciliation or similar agreement with any Governmental Body.

To the extent any such Contract is oral, a summary of the material terms of such arrangement is set forth in Section 2.18 of the Schedule of Exceptions.

(b)          Each Contract or other commitment that is required to be set forth in Section 2.18 of the Schedule of Exceptions (each, a “Material Contract”) is in full force and effect against the Company or any Subsidiary, in each case in accordance with its terms. True, correct and complete copies of all Material Contracts have previously been made available to Parent. With respect to each such Material Contract: (A) such Material Contract is the legal, valid, binding and enforceable obligation of the Company or a Subsidiary and is in full force and effect on identical terms following the consummation of the Merger; (B) to the Company’s knowledge, no party is in breach or default in any material respect, and no event has occurred that with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, material modification, or acceleration, under such Material Contract; and (C) no party has repudiated any provision of such Material Contract.

2.19         Environmental and Safety Laws. Except as set forth in Section 2.19 of the Schedule of Exceptions, (a) the Company and its Subsidiaries are and have been in material compliance with all Environmental Laws, (b) to the Company’s knowledge, there has been no release of any Hazardous Substance on, upon, into or from any site currently owned, leased or otherwise used by the Company or any of its Subsidiaries, (c) there have been no Hazardous Substances generated by the Company or any of its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States, and (d) to the Company’s knowledge, there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or any of its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Laws. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries, and their respective Affiliates, have obtained, and are in material compliance with, all material permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of their facilities and the operation of their businesses. Neither the Company nor any of its Subsidiaries have received any written notice, report, order, directive, or other information regarding any actual or alleged violation of Environmental Laws or any liabilities arising under Environmental Laws, including any investigatory, remedial, or corrective obligations, relating to any of them, their businesses, or their past or current facilities.

2.20         Exclusive Rights. Except as set forth on Section 2.20 of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries has granted rights to distribute, market or sell its products or services to any other Person and is not bound by any agreement that affects or limits the Company’s or any Subsidiary’s exclusive right to distribute, market or sell its products and services. Neither the Company nor any of its Subsidiaries is subject to any agreement or other instrument which would materially restrict the ability of the Company or any of its Subsidiaries to (a) engage in any business (including its current business) in any manner or in any geographic area or (b) hiring or soliciting for hire any Person.

2.21         [Intentionally Omitted.]

2.22         Company Stockholder Approval. The written consent of holders of a majority of the outstanding shares of Company Capital Stock, voting together as a single class, is required to approve the Merger, adopt this Agreement and approve the other Transaction Agreements (the “Company Stockholder Approval”). Other than the Company Stockholder Approval, there are no other votes of the holders of any class or series of the Company’s Capital Stock necessary with respect to such matters.

2.23         Real Property.

(a)          The Company does not own, have an option to purchase, or have an obligation to purchase any real property.

(b)          Section 2.23 of the Schedule of Exceptions sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property. The Company has made available to Parent a true and complete copy of each such Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease. With respect to each Lease:

(i)          with respect to the Company, the Lease is legal, valid, binding, enforceable and in full force and effect;

(ii)         the possession and quiet enjoyment of the Leased Real Property by the Company and its Subsidiaries under such Lease has not been disturbed in any material respect;

(iii)        neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; and

(iv)        neither the Company nor any of its Subsidiaries has collaterally assigned or any interest therein; and

(v)         there are no Encumbrances except as set forth in Section 2.23 of the Schedule of Exceptions or for Permitted Encumbrances on the estate or interest created by such Lease.

(c)          The Leased Real Property identified in Section 2.23 of the Schedule of Exceptions comprises all of the real property used by the Company and any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any Contract or option to purchase any real property or interest therein.

(d)          To the Company’s knowledge, all buildings, structures, fixtures, building systems and equipment and all components thereof included in the Leased Real Property are in good condition and repair in all material respects.

2.24        Health Care Matters. Except as set forth in Section 2.24 of the Schedule of Exceptions:

(a)          To the Company’s knowledge, none of the Company, its Subsidiaries or any of their respective Representatives has engaged in any activities which are prohibited under any Health Care Laws and which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the operations of the Company or its Subsidiaries. None of the Company nor any of its Subsidiaries has received notice of, and there are no pending or, to the Company’s knowledge, threatened Legal Proceedings relating to non-compliance by, or liability of, the Company or any of its Subsidiaries under any Health Care Laws. None of the Company nor any of its Subsidiaries is relying on any exemption from or deferral of any Health Care Law that would not be available to Parent after the Closing;

(b)          the Company and its Subsidiaries have and maintain in full force and effect all material Health Care Permits that are material to the operations of the Company and its Subsidiaries. No suspension, cancellation, modification, revocation, or non-renewal of any Health Care Permit is pending or, to the knowledge of the Company, threatened. To the knowledge of the Company, no event has occurred and no circumstance exists that would reasonably be expected to result in the revocation, cancellation, non-renewal, or adverse modification of such Health Care Permit;

(c)          the Company and its Subsidiaries meet all of the material requirements of participation, coverage, payment and continued possession of payment, and where applicable, are parties to valid supplier or other participation agreements for payment by, Medicare, Medicaid, TRICARE, any other state or federal government health care programs, government contracting agency, other public payor or other programs funded by any public payor (“Programs”) that are material for the business of the Company and its Subsidiaries, any private insurance company, health maintenance organization, preferred provider organization, managed care organization or other private third party payor program that is material for the business of the Company and its Subsidiaries;

(d)          within the past three (3) years, none of the Company nor any of its Subsidiaries has received any written notice of any current, pending or outstanding Medicare, Medicaid or other Governmental Body reimbursement audits or demands relating to the Company or any of its Subsidiaries or any of their respective Representatives, that resulted in, or are reasonably expected to result in, any repayment, recoupment or offset in excess of $100,000 or would reasonably indicate a systemic non-compliance with applicable billing requirements;

(e)          none of the Company nor any of its Subsidiaries (i) is a party to or subject to any corporate integrity agreement, deferred prosecution agreement, consent decree or similar memorandum of understanding or Contract with any Governmental Body, (ii) is subject to any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Body that is or would reasonably be expected to be, individually or together with any other order, judgment, injunction, award, decree or writ, material to the operations of the Company and its Subsidiaries, or (iii) within the past six (6) years has adopted any board resolutions at the request of any Governmental Body, in each case that restricts the conduct of its business or that impacts the management or operation of its business in any manner having a Material Adverse Effect, in each case, pursuant to Health Care Laws;

(f)          to the Company’s knowledge, none of the Company or any of its Subsidiaries, nor any of their respective Representatives, has engaged in any activities which are likely to cause civil monetary penalties or mandatory or permissive exclusion from or other termination of any Program. All material reports, documents, claims, applications, and notices required to be filed, maintained or furnished to or with any Governmental Body or Program, have been so filed, maintained or furnished and all such reports, documents, claims, applications and notices were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent filing);

(g)          each of the Company and its Subsidiaries has paid, caused to be paid, or notified the applicable parties of, all actually known and undisputed material refunds, overpayments, discounts or adjustments which have become due pursuant to any Health Care Laws or otherwise; and

(h)          to the knowledge of the Company, all personnel providing services to patients are duly licensed and qualified to provide such services and are not otherwise excluded or debarred from participation in any Program.

2.25        Medicare; Medicaid; Legal and Billing Compliance.

(a)          To the Company’s knowledge, during the past seven (7) years, all billing and documentation practices by the Company and its Subsidiaries for all Programs have complied in all material respects with all applicable Legal Requirements and agreements with all of such Programs.

(b)          Section 2.25(b) of the Schedule of Exceptions sets forth as of the date hereof a list of dates of all material accreditation surveys, audits and investigations of the Company and its Subsidiaries and, to the knowledge of the Company, any of their respective current or former Representatives performed by any Governmental Body or pursuant to any order, judgment, injunction, award, decree or writ during the past seven (7) years (the “Company Investigations”). The Company has made available to Parent prior to the date of this Agreement copies of all written notices of material non-compliance, material requests for remedial action, impositions of material (individually or in the aggregate) fines, or return of material (individually or in the aggregate) overpayments received by the Company or any of its Subsidiaries (whether ultimately paid or otherwise resolved) from any Governmental Body or pursuant to any order, judgment, injunction, award, decree or writ at any time during the past four (4) years (the “Company Government Reimbursement Audits”). The Company and its Subsidiaries have prepared and submitted all corrective action plans required to be prepared and submitted by them in response to any Company Investigations or Company Government Reimbursement Audits and have implemented, in all material respects, all of the corrective actions described in such corrective action plans during the past seven (7) years.

(c)          Neither the Company nor any of its Subsidiaries, and, to the knowledge of the Company, none of their respective current Representatives, have been convicted of, nor has the Company or any of its Subsidiaries been notified in writing that it has been indicted for or otherwise charged with, a Medicare, Medicaid or federal health care program, as defined in 42 U.S.C. § 1320a-7b(f), related offense, an offense related to fraud against a health care program as defined in 42 U.S.C. § 1320a-7(a)(3), or any other offense related to fraud or obstruction as defined in 42 U.S.C. § 1320a-7(b)(1) and (2), nor has the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective current security holders or Representatives been debarred, excluded or suspended from participation in, or otherwise become ineligible to participate in, Medicare, Medicaid or any other federal health care program (whether or not listed on the Office of the Inspector General of the U.S. Department of Health and Human Services List of Excluded Individuals/Entities (LEIE) database or the U.S. General Services Administration’s Excluded Parties List System) or been subjected to any consent decree of, or criminal fine or criminal penalty imposed by, any Governmental Body.

(d)          Each of the Company and its Subsidiaries has filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made thereto, that such Person was required to file with any Governmental Body, including state health and insurance regulatory authorities and any applicable federal regulatory authorities, and has paid all material fees and assessments due and payable in connection therewith during the past seven (7) years.

(e)          Each of the Company and its Subsidiaries has (i) filed all material (individually or in the aggregate) reports, filings and billings required to be filed prior to the date hereof with respect to the Programs (all of which reports, filings and billings are complete and accurate in all material respects and comply in all material respects with applicable Legal Requirements) and (ii) paid, repaid, allowed to be offset or caused to be paid all material (individually or in the aggregate) known and undisputed refunds, overpayments, discounts or adjustments (other than pursuant to Explanation of Benefits (EOBs) issued in the Ordinary Course of Business) that have become due pursuant to such reports and billings. Other than as set forth in Section 2.25(e) of the Schedule of Exceptions, there are no pending or, to the knowledge of the Company, threatened appeals, adjustments, challenges, audits, inquiries, investigations, litigation or written notices of intent to audit with respect to such reports or billings where the amount in dispute is in excess of $100,000 or would reasonably indicate a systemic non-compliance with applicable billing requirements. Other than in connection with the adjudication of billings made in the Ordinary Course of Business, neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice from any Governmental Body (or other Program having financial responsibility for the payment of claims) of any threatened or pending material (individually or in the aggregate) recoupment or set-off from the Company or any of its Subsidiaries under any Program. Neither the Company nor any of its Subsidiaries is currently subject to, or has been subjected to, any material Company-targeted pre-payment integrity review by any Program. The Company and its Subsidiaries have implemented and operationalized financial hardship, and indigent care practices, procedures and controls which are compliant with all Health Care Laws. The Company and its Subsidiaries have implemented a corporate compliance program in material compliance with the OIG Compliance Program Guidance for the Durable Medical Equipment, Prosthetics, Orthotics and Supply Industry published by the Office of Inspector General of the Department of Health and Human Services and the federal sentencing guidelines.

2.26         Information Supplied. None of the information supplied or to be supplied by the Company or any of the Company Stockholders expressly for inclusion in the Proxy/Registration Statement will, in the case of the definitive Proxy/Registration Statement (and any amendment or supplement thereto), (a) at the date of mailing of the definitive Proxy/Registration Statement (and any amendment or supplement thereto), (b) at the time of the Parent Stockholder Meeting or (c) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company or any Company Stockholder in writing expressly for inclusion in any of the filings made by Parent with the SEC or with any stock exchange or other regulatory authority will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

2.27         Disclaimer of Other Representations and Warranties.

(a)          NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF ITS REPRESENTATIVES, DIRECTORS, OFFICERS OR STOCKHOLDERS, HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 2.

(b)          Without limiting the generality of the foregoing, neither the Company, nor any representative of the Company, nor any of its employees, officers, directors or stockholders, has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Company and its Subsidiaries made available to Parent and Merger Sub, including due diligence materials, or in any presentation of the business of the Company and its Subsidiaries by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder and deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company and its representatives, are not and shall not be deemed to be or to include representations or warranties of the Company, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby.

Section 3.          Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

3.1           Organization; Qualification. Each of Parent and Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent’s business, financial condition or results of operations.

3.2           Power; Authorization. Parent and Merger Sub have the requisite corporate power and authority to enter into and perform this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions hereby and thereby, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the Required Parent Vote. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, subject to, in the case of consummation of the Merger, the receipt of the Required Parent Vote and the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as the same may be limited by General Enforceability Exceptions. When each of the Transaction Agreements to which Parent is or will be a party has been duly executed and delivered by Parent, and assuming due execution and delivery thereof by the other parties thereto, such Transaction Agreements will constitute a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as the same may be limited by General Enforceability Exceptions.

3.3           No Conflict; Consents; Compliance with Law.

(a)          The execution and delivery of this Agreement and the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or of any Legal Requirement or any order, writ, injunction or decree to which Parent or Merger Sub is subject, or any provision of any Contract to which Parent or Merger Sub is a party, except where any of the foregoing would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations, of Parent. No Consent of any Governmental Body is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

(b)          Each of Parent and Merger Sub has complied in all material respects with all applicable Legal Requirements. Neither Parent nor Merger Sub has received any notice in writing regarding any material violation of, conflict with, or failure to comply with, any applicable Legal Requirement.

3.4           Valid Issuance. All shares of Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights.

3.5          Capitalization.

(a)          The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.0001 per share. As of the date hereof, 10,200,950 shares of Parent Common Stock are issued and outstanding and no shares of Parent’s preferred stock are issued and outstanding. All outstanding shares of Parent Common Stock are duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal, state and foreign securities laws and other Legal Requirements and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of Parent.

(i)          On or prior to the Closing Date, all of the Total Merger Shares (i) will be issued or have been issued in compliance with all applicable federal, state and foreign securities laws and other Legal Requirements and (ii) will not be issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of Parent.

(ii)         Aside from the EarlyBird Option, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character obligating Parent to issue or sell any additional shares of the capital stock of, or other equity interest in, Parent.

(b)          Merger Sub.

(i)          Parent holds of record and owns beneficially all of the outstanding shares of Merger Sub, free and clear of any Encumbrances. Other than Merger Sub, Parent does not currently own or control, directly or indirectly, any interest in, or have the right to acquire directly or indirectly any interest in, any other corporation, partnership, trust, joint venture, limited liability company, association or other Entity. All of the outstanding stock of Merger Sub has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all applicable federal, state and foreign securities laws and other Legal Requirements and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of Merger Sub. Merger Sub is not party to any outstanding option, warrant, right (including conversion or preemptive rights and rights of first refusal or similar rights), proxy, voting, transfer restriction or stockholder agreement or agreement of any kind, orally or in writing, for the purchase or acquisition from it of any shares of its capital stock.

(ii)         Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

(c)          Subsidiaries. Parent has no subsidiaries other than Merger Sub.

(d)          There are no bonds, debentures, notes or other indebtedness of either of Parent or Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock and/or shares of stock of Merger Sub, as applicable, may vote (“Parent Voting Debt”). Except as set forth in this Section 3.5 or Section 3.5(d) of the Schedule of Exceptions, and except for any obligations pursuant to this Agreement or any Transaction Agreement, there are no securities (including convertible and/or exchangeable securities), options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which any of Parent or Merger Sub is a party or by which it is bound (i) obligating such party, as applicable, to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause to be repurchased, redeemed or otherwise acquired, any Parent Voting Debt, equity securities of Parent or Merger Sub or any security convertible or exchangeable for any Parent Voting Debt or equity of Parent or Merger Sub, any such Person, (ii) obligating any such Person to issue, grant, extend or enter into, as applicable, any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking, or (iii) that give any Person the right to receive any economic, voting or controlling interest of any nature in Parent or Merger and no such party has granted any share appreciation rights or any other rights the value of which is derived from the financial performance of any such party or the value of any equity of any of Parent or Merger Sub.

3.6          SEC Filings; Financial Statements.

(a)          Parent has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it and its subsidiaries under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (collectively, the “Parent SEC Documents”), and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date, together with any amendments, restatements or supplements thereto (collectively, the “Additional Parent SEC Documents”). All Parent SEC Documents, any material correspondence from or to the SEC or the NASDAQ Stock Market, Inc. and all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any of the foregoing (such certifications and statements collectively being the “Certifications”) have been delivered to the Company in the form filed with the SEC or are available on EDGAR. As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents and the Additional Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. Parent maintains disclosure controls and procedures required by Rule 13(a)-15(e) or 15(d)-15(e) under the Exchange Act. To the knowledge of Parent, except as set forth in Section 3.6 of the Schedule of Exceptions, each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)          Each of the balance sheets (including the related notes) included in the Parent SEC Documents fairly presented in all material respects the financial position of Parent as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented in all material respects the results of operations, changes in stockholders’ equity and cash flows of Parent for the respective periods or as of the respective dates set forth therein. The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. Each of the balance sheets and statements of operations and cash flows (including the related notes) included in the Parent SEC Documents has been prepared in all material respects in accordance with GAAP, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments. No financial statements other than those of Parent and its subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.

(c)          Neither Parent nor any of its subsidiaries, or any director or officer of Parent or any of its subsidiaries, or to the knowledge of Parent, any auditor or accountant of Parent or any of its subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent or any of its subsidiaries has engaged in questionable accounting or auditing practices.

(d)          None of Parent’s subsidiaries have ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(e)          Parent and its subsidiaries do not now conduct and have not ever conducted any business or operations and have not engaged in any other material transaction other than valuation and pursuit of business combination transactions such as the Merger and any related transactions set forth in the Parent SEC Documents.

(f)          None of Parent or any of its subsidiaries has any liabilities of any nature, except for (i) liabilities incurred in connection with the transactions contemplated by this Agreement and the Transaction Agreements, (ii) liabilities under the Contracts described in the Parent SEC Documents or otherwise described in the Parent SEC Documents and (iii) liabilities that would not reasonably be expected to have a material impact on Parent.

(g)          No representation or warranty in this Section 3.6 is being given with respect to any information relating to the Company or its Subsidiaries or their Affiliates contained in the Additional Parent SEC Documents.

3.7           Parent Vote Required. The vote of such holders of shares of Parent Common Stock as set forth in the Proxy/Registration Statement is required to approve the Parent Voting Matters (collectively, the “Required Parent Vote”). Other than the Required Parent Vote, there are no other votes of the holders of Parent Common Stock or of any other class or series of the capital stock of Parent necessary with respect to such matters.

3.8           Trust Account. As of the date hereof, Parent has at least $63,000,000 of funds held in the Trust Account established for the benefit of the public stockholders of Parent, such monies being invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust with the Trustee pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Common Stock pursuant to the certificate of incorporation of Parent and those Persons to be paid on or after the Closing in connection with the Trust Account Deductions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and franchise taxes and expenses from any interest income earned in the Trust Account, (y) to pay for working capital requirements from interest income earned on the Trust Account and (z) to purchase shares of Parent Common Stock sold in Parent’s initial public offering in accordance with the provisions of Parent’s certificate of incorporation as set forth in Parent’s filings with the SEC. Upon consummation of the transactions contemplated by this Agreement and notice thereof to the Trustee, the Trustee shall thereupon be obligated to release as promptly as practicable all funds held in the Trust Account to the Surviving Corporation, at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Parent due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (i) to stockholders of Parent holding shares of Parent Common Stock sold in Parent’s initial public offering who shall have exercised their rights to cause Parent to redeem their shares of Parent Common Stock for cash pursuant to Parent’s certificate of incorporation; (ii) to the underwriters in Parent’s initial public offering and other designated Persons, representing deferred underwriting commissions and discounts payable upon consummation of the transactions contemplated by this Agreement and certain advisory fees; (iii) to third parties (e.g. professionals, printers, etc.) who have rendered services to Parent and Merger Sub; (iv) to officers and directors of Parent for repayment of loans made by such officers and directors to fund Parent’s working capital expenses; and (v) to any other Person in respect of any fees or expenses incurred by Parent in connection with the transactions contemplated by this Agreement (all such liabilities and obligations, including without limitation those described in the preceding clauses (i) through (v), the “Trust Account Deductions”); provided, further, that, after payment of all the aforementioned liabilities and obligations from the Trust Account, the remaining monies in the Trust Account shall, as a result of the transactions contemplated by this Agreement, become an asset of Parent at and after the Effective Time. As of the Effective Time, those obligations of Parent to dissolve or liquidate within a specified time period as contained in Parent’s certificate of incorporation will be terminated and Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the transactions contemplated by this Agreement, and no Parent Stockholder shall be entitled to receive any amount from the Trust Account or the Surviving Company except, with respect to the Trust Account only, to the extent such stockholder has exercised its right to cause Parent to redeem such stockholder’s shares of Parent Common Stock for cash pursuant to Parent’s certificate of incorporation.

3.9           Brokers or Finders. Except as set forth in Section 3.9 of the Schedule of Exceptions, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

3.10         Investment Company Act. Parent is not an "investment company" or a person directly or indirectly "controlled" by or acting on behalf of an "investment company", in each case within the meaning of the Investment Company Act.

3.11         Absence of Certain Changes or Events. Since the date of Parent’s incorporation, (a) there has not been any change, effect, event or occurrence that has had or would reasonably be expected to have a material adverse effect on Parent, (b) each of Parent and Merger Sub has conducted its business only in the ordinary course of business consistent with past practice and (c) there has not been any circumstance, action or activity which, if taken after the date hereof, would be a violation of Section 5.2.

3.12         Litigation. None of Parent, Merger Sub or, to Parent’s knowledge, any of their respective officers or directors in such capacity, is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Body. There is no Legal Proceeding pending or, to Parent’s knowledge, currently threatened against Parent or Merger Sub or any of their respective officers or directors in such capacity.

3.13         Employee Matters. Other than the current officers of Parent and Merger Sub set forth in the Parent SEC Documents, neither Parent nor Merger Sub has ever had any employees. Other than (i) reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account and (ii) repayment of loans made by Parent’s officers and directors to fund Parent’s working capital expenses, Parent does not have any unsatisfied liability with respect to any employee. A true and complete list as of the date of this Agreement of all loans made to Parent is set forth in Section 3.13 of the Schedule of Exceptions. Neither Parent nor Merger Sub maintains, sponsors or has any liability or potential liability with respect to any Employee Benefit Plan.

3.14         Indebtedness. Except as set forth in Section 3.14 of the Schedule of Exceptions, Parent does not have any Indebtedness.

3.15         Listing. The Parent Common Stock is listed on the NASDAQ Stock Market. There is no action or proceeding pending or, to Parent's Knowledge, threatened against Parent by the NASDAQ Stock Market with respect to any intention by such entity to prohibit or terminate the listing of the Parent Common Stock on the NASDAQ Stock Market.

3.16         Affiliate Transactions. Except as set forth in Section 3.16 of the Schedule of Exceptions, other than (i) for payment of salary and benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of Parent or (iii) with respect to any Person's ownership of capital stock or other securities of Parent, there are no Contracts or arrangements under which there are any existing or future liabilities or obligations between Parent, on the one hand, and, on the other hand, any (y) present or former manager, employee, officer or director of Parent or any of its subsidiaries or (z) record or beneficial owner of the outstanding Parent Common Stock as of the date hereof.

3.17        Information in Proxy/Registration Statement. Parent represents that none of the information supplied by Parent for inclusion in the Proxy/Registration Statement, at (i) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (ii) the time of the Parent Stockholders’ Meeting, or (iii) the Merger Effective Time, contains any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Parent in writing expressly for inclusion in any of the filings made by Parent with the SEC or with any stock exchange or other regulatory authority will, at the time filed with the SEC, contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy/Registration Statement (except for such portions thereof that relate only to the Company or its Subsidiaries) shall comply in all material respects with the applicable provisions of the Exchange Act.

3.18        Parent Contracts. Except as set forth on Section 3.18 of the Schedule of Exceptions, neither Parent nor Merger Sub is party to any Contract (other than nondisclosure agreements (containing customary terms) to which Parent is a party that were entered into in the ordinary course of its business).

3.19        Taxes.

(a)          Each of Parent and Merger Sub has timely filed all income and other material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by Parent and Merger Sub (whether or not shown or required to be shown on any Tax Return) have been paid. There are no Encumbrances (other than Permitted Encumbrances) on any of the assets of Parent or Merger Sub that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)           Neither Parent nor Merger Sub is a party to or bound by any Tax allocation or sharing agreement (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes). Neither Parent nor Merger Sub (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was Parent) or (B) has any liability for the Taxes of any Person (other than Parent or Merger Sub) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract or otherwise (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).

3.20         Inspection; No Other Representations. Each of Parent and Merger Sub is an informed and sophisticated Person, and has engaged expert advisors experienced in the evaluation and acquisition of companies such as the Company and its Subsidiaries as contemplated hereunder.  Each of Parent and Merger Sub has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  Parent and Merger Sub have received all materials relating to the business of the Company and its Subsidiaries that they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by the Company hereunder or to otherwise evaluate the merits of the transactions contemplated hereby.  Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that (a) the Company does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Parent or Merger Sub of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and its Subsidiaries or (ii) any other information or documents made available to Parent or Merger Sub or their counsel, accountants or advisors with respect to the Company, its Subsidiaries or any of their respective businesses, assets, liabilities or operations, in each case of subclauses (i) and (ii) except as expressly set forth in Section 2, and (b) neither Parent nor Merger Sub has relied or will rely upon any of the information described in subclauses (i) and (ii) of clause (a) above or any other information, representation or warranty, except those representations or warranties set forth in Section 2 hereof, in negotiating, executing, delivering and performing this Agreement and the transactions contemplated hereby.

3.21        Disclaimer of Other Representations and Warranties.

(a)          NONE OF PARENT, MERGER SUB OR ANY OF ITS REPRESENTATIVES, DIRECTORS, OFFICERS OR STOCKHOLDERS, HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO PARENT OR MERGER SUB OF THE BUSINESS OF PARENT OR MERGER SUB OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3.

Section 4.          Certain Covenants of the Company and The Subsidiaries

4.1          Access and Investigation. During the period from the date of this Agreement through the Closing Date or the earlier termination of this Agreement (the “Pre-Closing Period”), the Company and its Subsidiaries shall, and shall cause its Representatives to, provide Parent and Parent’s Representatives with: (a) full access to its personnel, premises, properties and assets and to all existing books, records, Tax Returns for taxable periods for which the period of limitations for assessment remains open, work papers and other documents and information relating to the Company and its Subsidiaries; (b) copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company and its Subsidiaries; and (c) such additional financial, operating and other data and information regarding the Company and its Subsidiaries as Parent may request; provided the same does not (i) unduly disrupt the conduct of the Company’s and the Subsidiaries’ business, (ii) violate any law, fiduciary duty, order, contract or permit applicable to the Company or any Subsidiary, or (iii) jeopardize any attorney-client or other legal privilege.

4.2          Company Operations.

(a)          During the Pre-Closing Period, the Company and its Subsidiaries shall:

(i)          conduct their businesses and operations in the Ordinary Course of Business and in substantially the same manner as such businesses and operations have been conducted prior to the date of this Agreement;

(ii)         use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and maintain their relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with them; and

(iii)        keep in full force all insurance policies identified in Section 2.14 of the Schedule of Exceptions;

(b)          Without the prior written consent of Parent, not to be unreasonably withheld, conditioned or delayed, during the Pre-Closing Period, (1) except as set forth in Section 4.2(b) of the Schedule of Exceptions, (2) as expressly required by this Agreement or any Transaction Agreement or (3) to the extent required by applicable Legal Requirement:

(i)          the Company shall not declare or pay any dividends to its stockholders;

(ii)         the Company shall not acquire, or sign an agreement to acquire, the stock, assets or business of a single company or group of related companies, or the stock, assets or businesses of a group of unrelated companies in the aggregate, if doing so would require that the financial statements of any or all of the acquired businesses be included in the Proxy/Registration Statement;

(iii)        neither the Company nor any Subsidiary shall form any Subsidiary or acquire any equity interest or other interest in any other Entity, in each case to the extent such formation or acquisition would impact the PCAOB-compliant audited financial statements of the Company to be delivered to Parent pursuant to Section 4.11;

(iv)        the Company shall not amend or waive any of its rights under (i) any provision of the Company Option Plans, (ii) any provision of any agreement evidencing any outstanding option or right to purchase equity securities of the Company, or (iii) any provision or any restricted stock purchase agreement;

(v)         neither the Company nor any Subsidiary shall enter into, or permit any of the assets owned or used by it to become bound by, any Contract requiring the Consent of any other party to such Contract to consummate the Merger or the other transactions contemplated by this Agreement, other than Leases which the Company enters into or becomes bound by in the Ordinary Course of Business;

(vi)        neither the Company nor any Subsidiary shall (i) lend money to any Person (except that the Company may make routine travel advances to employees in the Ordinary Course of Business) or (ii) incur or guarantee any Indebtedness, except in connection with the acquisition of a business (subject to Sections 4.2(b)(ii) and (iii) above) or by drawing on available lines of credit existing as of the date hereof in the Ordinary Course of Business;

(vii)       neither the Company nor any Subsidiary shall hire any new employee, consultant or independent contractor whose compensation is in excess of $250,000 per annum;

(viii)      neither the Company nor any Subsidiary shall take any other action, or enter into any transaction of the sort, set forth in Section 2.12 above; and

(ix)         neither the Company nor any Subsidiary shall agree or commit to take any of the actions described in clauses “(i)” through “(viii)” above.

4.3           Notification. Prior to the Closing, the Company shall promptly notify Parent in writing of all events, circumstances, facts and occurrences (i) of which it has knowledge, (ii) which have arisen subsequent to the date of this Agreement, and (iii) which would result in a breach of any representation or warranty or covenant of the Company in this Agreement to such a degree that the conditions to closing set forth in Section 7.1 or Section 7.2 would not be satisfied.

4.4           Exclusivity. Neither the Company nor any of the Subsidiaries will, directly or indirectly: (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify Parent promptly if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

4.5           Public Announcements. From and after the date of this Agreement, the Company shall not (i) issue any press release regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement or (ii) make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, in each case without Parent’s prior written consent. The Company shall not provide any written materials (including by email) to its employees generally (or to any subset thereof), or to its customers or partners generally (or to any subset thereof), regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement without Parent’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

4.6           Trust Account Waiver. Each of the Company and the Subsidiaries acknowledges and agrees that Parent is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Each of the Company and the Subsidiaries acknowledges and agrees that Parent’s sole assets consist of the cash proceeds of Parent’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. For and in consideration of Parent and Merger Sub entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Subsidiaries, on behalf of itself and any of their respective managers, directors, officers, affiliates, members, stockholders, trustees, hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, any such claims against Parent or Merger Sub arising under this Agreement. For the avoidance of doubt, the foregoing waiver by the Company shall not in any manner limit or modify the Company’s rights or remedies against the Parent’s Sponsors pursuant to the Sponsor Guaranty.

4.7          Notices and Consents. The Company and its Subsidiaries shall give any notices to third parties referred to in Section 2.3 of the Schedule of Exceptions, and shall use commercially reasonable efforts to obtain any third-party Consents set forth in Section 2.3 of the Schedule of Exceptions; provided, however, that neither the Company nor any Subsidiary shall have any obligation to offer or pay any consideration in order to obtain any such consents.

4.8          Company Stockholder Approval.

(a)          Immediately following the effectiveness of the Proxy/Registration Statement, the Board of Directors of the Company shall submit this Agreement for adoption by the Company Stockholders by written consent and recommend that the Company Stockholders adopt this Agreement, and shall include in such submissions sent to Company Stockholders a copy of the Proxy/Registration Statement. The Company shall use commercially reasonable efforts to obtain Company Stockholder Approval as promptly as practicable.

(b)          After the Company Stockholder Approval has been obtained, the Company shall send, pursuant to Sections 228 and 262(d) of the DGCL, a written notice to all Company Stockholders that did not execute the written consent under which the Company Stockholder Approval was obtained, informing them that this Agreement was adopted and that appraisal rights are available for their Company Capital Stock pursuant to Section 262 of the DGCL.

4.9          Certain Company Covenants Related to Proxy/Registration Statement and Additional Parent Filings. The Company acknowledges that a substantial portion of the Proxy/Registration Statement and certain other forms, reports and other filings required to be made by Parent under the Exchange Act in connection with the transactions contemplated hereby (including, without limitation, a current report on Form 8-K required to be filed after the Closing regarding these transactions sometimes referred to as a “Super 8-K”) (collectively, “Additional Parent Filings”) shall include disclosure regarding the Company and its Subsidiaries and their management, operations and financial condition. Accordingly, the Company agrees to promptly provide Parent with all information concerning the Company, its Subsidiaries and their management, operations and financial condition, in each case, required to be included in the Proxy/Registration Statement and Additional Parent Filings. The Company and its Subsidiaries shall make their managers, directors, officers and employees available to Parent and its counsel in connection with the drafting of the Proxy/Registration Statement and responding in a timely manner to comments on the Proxy/Registration Statement from the SEC.

4.10         Affiliated Transactions. The Company shall cause all of the Contracts which are required to be set forth in Sections 2.16(a) and (b) of the Schedule of Exceptions to be terminated at or prior to the Closing, other than those documents set forth on Section 4.10 of the Schedule of Exceptions.

4.11         Audited Financial Statements. The Company shall use commercially reasonable efforts to deliver to Parent (as soon as practicable after the date hereof) a copy of the Company’s PCAOB-compliant consolidated audited financial statements for the fiscal years ended December 31, 2012 and December 31, 2013. To the extent necessary, the Company shall use commercially reasonable efforts to deliver to Parent a copy of the Company’s PCAOB-compliant consolidated audited financial statements for the end of any other fiscal year where audited financial statements for such fiscal year are required to be provided in the Proxy/Registration Statement pursuant to the applicable requirements of the Exchange Act, Regulation S-X and the rules and regulations of the SEC.

Section 5.          Certain Covenants of Parent

5.1          Proxy/Registration Statement.

(a)          As promptly as practicable after the execution of this Agreement, Parent shall file with the SEC a proxy and registration statement in connection with the transactions contemplated by this Agreement (the “Proxy/Registration Statement”), which Proxy/Registration Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act, Exchange Act, the DGCL and NASDAQ rules, for the purpose of (i) soliciting proxies from Parent Stockholders for the purpose of obtaining the Required Parent Vote at the Parent Stockholder Meeting to be called and held for such purpose and (ii) registering the securities of Parent to be issued in connection with the transactions contemplated by this Agreement.

(b)          As soon as practicable following its clearance by the SEC, Parent shall cause a copy of the Proxy/Registration Statement to be delivered to each Parent Stockholder who was a Stockholder as of the Parent Record Date and, as promptly as practicable thereafter, Parent shall use commercially reasonable efforts to hold the Parent Stockholder Meeting and to solicit from each Parent Stockholder a proxy or vote in favor of proposals to approve (i) the principal terms of the Merger and the adoption of this Agreement, (ii) the authorization and adoption of the Parent 2014 Equity Incentive Plan, (iii) the election to Parent’s Board of Directors of the directors identified on Exhibit D and (iv) the other proposals submitted to the vote of the Parent Stockholders in the Proxy/Registration Statement (collectively, the “Parent Voting Matters”). Parent shall, through Parent’s Board of Directors, recommend to its stockholders that they vote in favor of the Parent Voting Matters and shall include such recommendation in the Proxy/Registration Statement. Parent shall set a record date (the “Parent Record Date”) for determining the Parent Stockholders entitled to attend a meeting of the Parent Stockholders to vote on the Parent Voting Matters (the “Parent Stockholder Meeting”).

(c)          No amendment or supplement to the Proxy/Registration Statement will be made by Parent without the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed, provided that such approval shall not be required for any amendment or supplement that is required by the SEC or Legal Requirement) and Parent shall promptly transmit any such amendment or supplement to Parent Stockholders, if at any time prior to the Parent Stockholder Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy/Registration Statement. Parent will advise the Company promptly when the Proxy/Registration Statement has been approved by the SEC or any supplement or amendment has been filed, or the issuance of any stop order, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

5.2          Parent Operations. During the Pre-Closing Period, Parent shall conduct its business and operations in the Ordinary Course of Business and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement. Without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed, during the Pre-Closing Period, (i) except as set forth in Section 5.2 of the Schedule of Exceptions, (ii) as expressly required by this Agreement or any Transaction Agreement or (iii) to the extent required by applicable Legal Requirement:

(a)          Parent shall not sell, issue or authorize the issuance of (i) any capital stock or other security (other than upon exercise of the EarlyBird Option or in connection with any loans made by Parent’s officers and directors to Parent to fund working capital expenses), (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security, in each case other than entry into agreements for issuances and sales of shares of Parent Common Stock (or securities convertible into or exchangeable for shares of parent Common Stock) at the Closing for a purchase price per share greater than or equal to the Parent Share Price;

(b)          Parent shall not amend or permit the adoption of any amendment to any of its charter documents;

(c)          Parent shall not enter into any agreement, understanding or arrangement with respect to the voting of the Parent Common Stock;

(d)          Parent shall not create any Subsidiary or acquire or sign an agreement to acquire, the stock, assets or business of a single company or group of related companies, or the stock, assets or businesses of a group of unrelated companies in the aggregate;

(e)          Parent shall not adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(f)          Parent shall not amend or waive any of its rights under (i) any provision of any agreement evidencing any outstanding option or right to purchase equity securities of Parent, or (ii) any provision or any restricted stock purchase agreement.

(g)          Parent shall not declare, set aside or pay any dividend or make any other distribution (whether in cash, stock or other assets) or payment with respect to any shares of capital stock, any Parent Common Stock or other securities (or set any record date therefor);

(h)          Parent shall not enter into, or permit any of the assets owned or used by it to become bound by, any Contract requiring the Consent of any other party to such Contract in connection with the Merger or the other transactions contemplated by this Agreement;

(i)          Parent shall not, split, combine, divide, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock or other Equity, or any of its other securities (other than acquisitions of shares of Parent Common Stock from holders of Parent Common Stock who properly exercise their redemption rights in accordance with the charter documents of Parent);

(j)          Parent shall not lend money to any Person (except that Parent may make routine travel advances to employees in the Ordinary Course of Business) or (ii) incur or guarantee any indebtedness for borrowed money in excess of $250,000;

(k)          Parent shall not increase in any manner the compensation of benefits payable or to become payable to any of its current or former officers, directors, employees, consultants or independent contractors;

(l)          Parent shall not hire any new employee, consultant or independent contractor whose compensation is in excess of $75,000 per annum;

(m)          Parent shall not make or commit to make any capital expenditures;

(n)          Parent shall not initiate, compromise or settle any Legal Proceeding;

(o)          Parent shall not engage in any transactions with its Affiliates, except as may be required to fund expenses for the Merger or other working capital requirements of Parent and Merger Sub;

(p)          Parent shall not file, amend or change any material Tax election or change any Tax accounting method, amend any material Tax Return, settle or compromise any material dispute or claim concerning any material Tax liability, waive any statute of limitations in respect of Taxes, or agree to any extension of time with respect to a Tax assessment or deficiency, in each case with respect to Parent and the Merger Sub;

(q)          Parent shall not take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Body to be obtained in connection with this Agreement;

(r)          Parent shall not use any portion of the Trust Account to acquire shares of Parent Common Stock or other securities of Parent, other than acquisitions of shares of Parent Common Stock from holders thereof who have properly exercised their redemption rights in accordance with the Parent’s certificate of incorporation; or

 (s)          Parent shall not agree or commit to take any of the actions described in clauses “(a)” through “(r)” above.

5.3           Public Announcements. From and after the date of this Agreement, except to the extent required by the Securities Act and the Exchange Act, Parent shall not (i) issue any press release regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement or (ii) make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, in each case without the Company’s prior written consent.

5.4           Indemnification Agreements. Prior to the Closing, Parent shall enter into an indemnification agreement with each of the individuals who will be directors of Parent immediately following the Closing, each in such form satisfactory to Parent and the Company.

5.5           Distribution of Trust Account. Upon the consummation of the Merger and after the payment of (i) Trust Account Deductions, (ii) the fees and expenses of the Company to be paid for by Parent or otherwise incurred by Parent on behalf of the Company under this Agreement and (iii) the cost of purchasing the Parent D&O Policy pursuant to Section 5.7(b), 100% of the remaining funds in the Trust Account shall be contributed by Parent to the Company within ten (10) business days after the Trustee distributes such funds to Parent.

5.6           Listing of Parent Common Stock. Parent will use its commercially reasonable efforts to cause the shares of Parent Common Stock that will be issued in connection with the Merger and the transactions contemplated hereby to be approved for listing on the NASDAQ Stock Market, subject to official notice of issuance, prior to the Effective Time.

5.7           Indemnification of Directors and Officers.

 (a)          Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Company and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company (the “D&O Indemnified Party”) as provided in their respective certificate or articles of incorporation or bylaws or other organizational documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Party and Company, in each case as in effect on the date of this Agreement, shall survive the Merger and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Legal Requirement. For a period of six (6) years after the Effective Time, Parent shall cause the certificate of incorporation, bylaws and other organizational documents of Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Parties than are set forth as of the date of this Agreement in the certificate of incorporation, bylaws and other organizational documents of the Company to the extent permitted by applicable Legal Requirement.

(b)          On or prior to the Effective Time, Parent shall obtain binding policies for run-off coverage for (i) the Company’s directors and officers in a form acceptable to the Company (the “Company D&O Policy”) and (ii) Parent’s directors and officers in a form acceptable to Parent (the “Parent D&O Policy” and together with the Company D&O Policy, the “Policies”), which Policies shall provide such respective directors and officers with coverage for six (6) years following the Effective Time in an amount not less than the existing coverage of the Company and Parent, respectively, and that shall have other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company or Parent, respectively. Parent shall, and shall cause the Surviving Corporation to (as applicable), maintain such Policies in full force and effect, and continue to honor the obligations thereunder. At the Closing, Parent shall pay all premiums with respect to the Parent D&O Policy. After the Effective Time, Parent shall timely pay all premiums with respect to the Company D&O Policy.

(c)          The provisions of this Section 5.7 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, Parent’s directors and officers and their respective heirs and representatives.

5.8           Notification. Prior to the Closing, Parent shall promptly notify the Company in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of any representation or warranty or covenant of Parent in this Agreement such that any of the conditions contained in Section 8.1 or Section 8.2 would not be satisfied.

5.9           Request for Extension. In the event that it becomes reasonably likely that all of the conditions to closing set forth in Section 7 and Section 8 will not have been satisfied and/or duly waived on or prior to December 25, 2014 (other than those conditions to be satisfied on the Closing Date and capable of being satisfied on such date) in order to allow for the Merger to be consummated prior to the Parent’s Termination Date (as such term is defined in Article Fifth of the Parent’s amended and restated certificate of incorporation), then Parent covenants that it shall promptly and diligently solicit its stockholders to approve an amendment to its amended and restated certificate of incorporation for the sole purpose of changing the Termination Date (as defined therein) from December 26, 2014 to February 26, 2015 or such earlier date as Parent and the Company may mutually determine, and Parent further covenants that it shall take any and all other corporate action necessary to cause such charter amendment to be duly filed and effective (subject to its receipt of the requisite stockholder approval) no later than December 26, 2014.

Section 6.          Covenants of Company, The Subsidiaries and Parent.

6.1           Cooperation. From and after the date hereof, each of the Company and Parent will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Sections 7 and 8). Without limiting the foregoing, the Company shall, and shall cause its Subsidiaries and each of their respective officers, employees and non-employee representatives to, use its reasonable best efforts to provide to Parent such customary cooperation requested by Parent in connection with the solicitation of proxies for the Parent Stockholder Meeting and/or the holding or purchase of shares of Parent Common Stock, in each case related to the transactions contemplated hereby, including, without limitation, attending and participating in such presentations, meetings and roadshows requested by Parent and providing such information, financial or otherwise, requested by Parent in connection therewith.

6.2           Updates to Proxy/Registration Statement. If at any time prior to the Effective Time, any information relating to Parent, the Company or its Subsidiaries, or any of their respective subsidiaries, affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy/Registration Statement should be discovered by Parent or the Company, as applicable, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Legal Requirements, disseminated to the stockholders of Parent; provided, however, that no information received by the Company or Parent pursuant to this Section 6.2 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the other party, and no such information shall be deemed to change, supplement or amend the Schedule of Exceptions.

Section 7.          Conditions Precedent to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

7.1           Accuracy of the Company’s Representations.

(a)          The representations and warranties of the Company set forth in this Agreement (other than Fundamental Representations) shall be true, correct and complete in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to “materiality” or “Material Adverse Effect” set forth therein, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(b)          All of the Company’s Fundamental Representations in this Agreement shall be true, correct and complete in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

7.2           Performance of Covenants. All of the covenants and obligations that the Company or any of its Subsidiaries is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3           Parent Stockholder Approval. The Required Parent Vote shall have been obtained.

7.4           Required Consents; Governmental Consents. All third party Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement as set forth in Section 7.4 of the Schedule of Exceptions shall have been obtained by the Company and shall be in full force and effect. All Consents of a Governmental Body necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

7.5           Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(a)          the Registration Rights Agreement, executed by the Major Stockholders and such other Persons who are or will be an Affiliate of the Company;

(b)          the Escrow Agreement, executed by the Stockholders’ Agent and the Escrow Agent;

(c)          the Lockup Agreement, executed by Company Stockholders holding at least eighty percent (80%) of the issued and outstanding shares of Company Common Stock;

(d)          the Certificate of Merger, executed by the Company, to be filed with the Secretary of State of the State of Delaware in accordance with Section 1.3;

(e)          a certificate executed by the Chief Executive Officer of the Company containing the representation of such Chief Executive Officer on behalf of the Company that the conditions set forth in Sections 7.1, 7.2 and 7.6 have been duly satisfied;

(f)          a statement in accordance with Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been, a “United States real property holding corporation” for purposes of Code §897 and Code §1445, duly executed by the Company;

(g)          a certificate of the Secretary of the Company, certifying to (i) the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document executed on behalf of the Company, (ii) the organizational documents of the Company, (iii) the resolutions of the Board of Directors of the Company approving and adopting this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, which shall not have been modified, revoked or rescinded as of the Closing, and (iv) Company Stockholder Approval, which shall not have been modified, revoked or rescinded as of the Closing;

(h)          a certificate of good standing with respect to the Company and each of its Subsidiaries, dated not more than ten (10) days prior to the Closing Date, from the state of Delaware and any other applicable jurisdictions of formation or incorporation;

(i)          written resignations of all directors of the Company and of each Subsidiary who are not listed on Exhibit D, effective as of the Closing Date; and

(j)          the Backstop Indemnity Agreement in the form of Exhibit G attached hereto, executed by each of the Major Stockholders.

7.6           Absence of Material Adverse Effect. Since the date of the Agreement, there shall not have occurred any Material Adverse Effect on the Company, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

7.7           No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

7.8           No Legal Proceedings. No Governmental Body or other Person shall have commenced any Legal Proceeding that, if decided adversely, would be reasonably likely to result in a Material Adverse Effect or prevent or materially delay the closing of the transactions contemplated hereby.

7.9           Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

7.10         Net Tangible Assets. Parent shall have at least $5,000,001 of net tangible assets after giving effect to the payment of Trust Account Deductions.

Section 8.          Conditions Precedent to Obligations of the Company

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:

8.1           Accuracy of Representations.

(a)          The representations and warranties of Parent and Merger Sub set forth in this Agreement (other than Fundamental Representations) shall be true, correct and complete in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to “materiality” or “material adverse effect” set forth therein, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.

(a)          All of Parent and Merger Sub’s Fundamental Representations shall be true, correct and complete in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

8.2           Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3           Corporate Approvals. Each of the Required Parent Vote and the Company Stockholder Approval shall have been obtained.

8.4           Agreements and Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a)          the Registration Rights Agreement, executed by Parent and Parent’s Sponsors;

(b)          the Escrow Agreement, executed by Parent and the Escrow Agent;

(c)          the Lockup Agreements, each executed by Parent;

(d)          a certificate executed by an officer of Parent containing the representation of such officer that the conditions set forth in Sections 8.1, 8.2, 8.3 and 8.7 have been duly satisfied;

(e)          a certificate of the Secretary of each of Parent and Merger Sub, certifying to (i) the incumbency and specimen signature of each officer of Parent or Merger Sub, as applicable, executing this Agreement and any other document executed on behalf of Parent or Merger Sub, as applicable, (ii) the organizational documents of Parent or Merger Sub, as applicable, (iii) the resolutions of the Board of Directors of Parent and Merger Sub, as applicable, approving and adopting this Agreement, the Transaction Agreements to which such Entity is a party and the transactions contemplated hereby and thereby, which shall not have been modified, revoked or rescinded as of the Closing, and (iv) the Required Parent Vote, which shall not have been modified, revoked or rescinded as of the Closing;

(f)          a certificate of good standing with respect to Merger Sub, dated not more than five (5) days prior to the Closing Date, from the state of Delaware; and

(g)          written resignations of all directors of Parent who are not listed on Exhibit D, effective as of the Closing Date.

8.5           No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

8.6           No Legal Proceedings. No Governmental Body or other Person shall have commenced any Legal Proceeding that, if decided adversely, would be reasonably likely to result in a material adverse effect on Parent or prevent or materially delay the closing of the transactions contemplated hereby.

8.7           Trust Account. The aggregate amount of (i) Trust Account funds available at Closing after giving effect to the Trust Account Deductions, plus (ii) any other available cash of Parent (net of any Indebtedness of Parent) plus (iii) any New Equity Proceeds, shall equal at least $30,000,000. Notwithstanding the definition of Trust Account Deductions set forth in Section 3.8, for purposes of this condition, Trust Account Deductions shall not include any fees or expenses of the Company to be paid for by Parent or otherwise incurred by Parent on behalf of the Company under this Agreement, including, without limitation, any of the Company’s expenses to be paid by Parent pursuant to Section 11.3, the funding of the Stockholders’ Agent Expense Fund in accordance with Section 11.1(e) or the cost of purchasing the Company D&O Policy pursuant to Section 5.7(b).

8.8           Restated Parent Organizational Documents. The certificate of incorporation of Parent shall be amended and restated in the form attached hereto as Exhibit H and the bylaws of Parent shall be amended and restated in the form attached hereto as Exhibit I.

8.9           Governmental Consents. All Consents of a Governmental Body necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

8.10         Listing. The shares of Parent Common Stock to be issued in the Merger and the transactions contemplated hereby shall have been approved for listing on the NASDAQ Capital Market.

Section 9.          Termination

9.1           Termination Events. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the Company Stockholder Approval or Required Parent Vote has been obtained):

(a)          by mutual written consent of Parent and the Company;

(b)          by either Parent or the Company if the Merger shall not have been consummated by December 26, 2014 or, if the date by which Parent is required under its Amended and Restated Certificate of Incorporation to consummate an initial business combination is extended by a vote of the Parent Stockholders, the new date on which the Company is required to consummate an initial business combination, which shall in no event be later than February 26, 2015 (the “Outside Date”) (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

(c)          by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)          by Parent if the Parent Stockholders shall have taken a final vote on the principal terms of the Merger and the adoption of this Agreement, and the Required Parent Vote has not been received;

(e)          by Parent, if neither Parent nor Merger Sub is then in material breach of any term of this Agreement, upon written notice to the Company if there occurs a breach of any representation, warranty or covenant of the Company contained in this Agreement, and which breach, in the absence of a cure, would cause either of the closing conditions set forth in Sections 7.1 or 7.2 to not be satisfied prior to the Outside Date, provided, however, that such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by Parent to the Company; or

(f)          by the Company, if the Company is not then in material breach of any term of this Agreement, upon written notice to Parent if there occurs a breach of any representation, warranty or covenant of Parent or Merger Sub contained in this Agreement, and which breach, in the absence of a cure, would cause either of the closing conditions set forth in Sections 8.1 or 8.2 to not be satisfied prior to the Outside Date, provided, however, that such breach is either not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Company to Parent.

9.2           Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all rights and obligations of the parties under this Agreement shall terminate, and become null and void, without any liability of any party hereto or any of their respective Affiliates or their respective Representatives, provided, that (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement occurring prior to the date of termination, and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11.

Section 10.         Indemnification

10.1         Survival of Representations.

(a)          Subject to Sections 10.1(b) and 10.1(c), (i) the representations and warranties of the Company, Parent and Merger Sub contained in this Agreement and (ii) the covenants of the Company, Parent and Merger Sub to be performed on or prior to the Closing, and each Indemnified Party’s rights to indemnification hereunder in respect of any breach thereof, shall survive the Closing and shall expire on the twelve (12) month anniversary of the Closing Date (the “Expiration Date”), provided, however, that if, at any time prior to the Expiration Date, any Parent Indemnified Party (acting in good faith) delivers to the Stockholders’ Agent, or the Stockholders’ Agent (acting in good faith) delivers to Parent, a written notice alleging the existence of an inaccuracy in or a breach of any of such representations, warranties or covenants of the Company, Parent or Merger Sub (and setting forth in reasonable detail the basis for such Indemnified Party’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

(b)          The limitations set forth in Section 10.1(a) shall not apply in the case of claims based upon fraud or international misrepresentation by the Company, Parent or Merger Sub.

(c)          Notwithstanding the foregoing, the representations and warranties of the Company, Parent and Merger Sub contained in Sections 2.1, 2.2, 2.4, 2.13, 3.1, 3.2, 3.4, 3.5 and 3.10 (collectively, the “Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations.

(d)          All of the covenants contained in this Agreement to be performed following the Closing shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitations (after giving effect to any extensions or waivers).

10.2        Indemnification.

(a)          Subject to all of the limitations set forth in this Section 10, from and after the Closing Date, the Merger Securityholders, severally but not jointly, shall hold harmless and indemnify each of Parent, Merger Sub and their Affiliates, and each of their respective officers, directors, employees, agents and representatives (each, a “Parent Indemnified Party,” and, collectively, the “Parent Indemnified Parties”) from and against, and shall compensate and reimburse each of the Parent Indemnified Parties for, any Damages that are directly suffered or incurred by any of the Parent Indemnified Parties (regardless of whether or not such Damages relate to any third-party claim) that arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered to Parent or Merger Sub by or on behalf of the Company in connection with the transactions contemplated hereby and (ii) any breach of any covenant or obligation of the Company set forth in this Agreement (including the covenants set forth in Sections 4 and 6).

(b)          Subject to all of the limitations set forth in this Section 10, from and after the Closing Date, Parent shall hold harmless and indemnify the Merger Securityholders and their Affiliates, and each of their respective officers, directors, employees, agents and representatives (each, a “Company Indemnified Party,” and, collectively, the “Company Indemnified Parties”), from and against all Damages that are directly suffered or incurred by any of the Company Indemnified Parties (regardless of whether or not such Damages relate to any third-party claim) that arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub contained in this Agreement or in any certificate delivered to the Company by or on behalf of Parent in connection with the transactions contemplated hereby, and (ii) any breach of any covenant or obligation of Parent or Merger Sub contained in this Agreement (including the covenants set forth in Sections 5 and 6).

(c)          Limitations.

(i)          The Parent Indemnified Parties shall not be entitled to any payment of any amount under Section 10.2(a)(i) (other than for breaches of Fundamental Representations) after such time as the aggregate amount of all Damages incurred by the Parent Indemnified Parties under Section 10.2(a)(i) exceeds the value of the Escrow Shares, valued at the Parent Share Price (such amount, the “Cap”). Except with respect to breaches of Fundamental Representations and breaches of covenants or obligations of the Company, the Escrow Shares held in escrow as contemplated by this Agreement are the sole and exclusive remedy of Parent Indemnified Parties to recover for any indemnifiable Damages under this Agreement, and once all of the Escrow Shares have been distributed out of the Escrow Account in accordance with the terms of the Escrow Agreement, Parent Indemnified Parties shall have no further rights to indemnification hereunder except as provided in Section 10.2(g).

(ii)         The Parent Indemnified Parties shall not be entitled to any payment of any amount under Section 10.2(a)(i) (other than for breaches of Fundamental Representations) until such time as the total amount of all Damages that have been directly suffered or incurred by any one or more of the Parent Indemnified Parties in respect of any breach of representation or warranty by the Company (other than breaches of Fundamental Representations) exceeds, in the aggregate, the Threshold Amount, in which event the Parent Indemnified Parties shall be entitled to indemnification in respect of such Damages which exceed the Threshold Amount; subject to the other limitations herein. For purposes of this Agreement, the “Threshold Amount” means $1.0 million.

(iii)        The Company Indemnified Parties shall not be entitled to any payment of any amount under Section 10.2(b)(i) (other than for breaches of Fundamental Representations) after such time as the aggregate of all Damages incurred by the Company Indemnified Parties under Section 10.2(b)(i) exceed the Cap.

(iv)        The Company Indemnified Parties shall not be entitled to any payment of any amount under Section 10.2(b)(i) (other than for breaches of Fundamental Representations) until such time as the total amount of all Damages that have been directly suffered or incurred by any one or more of the Company Indemnified Parties in respect of any breach of representation or warranty by Parent (other than breaches of Fundamental Representations) exceeds, in the aggregate, the Threshold Amount, in which event the Company Indemnified Parties shall be entitled to indemnification in respect of such Damages exceeding the Threshold Amount.

(d)          The limitations set forth in Section 10.2(c) shall not apply in the case of claims based upon fraud or intentional misrepresentation.

(e)          For purposes of this Section 10, any inaccuracy in or breach of any representation or warranty made on or as of the date of this Agreement shall be determined without giving effect (both for purposes of determining whether an inaccuracy or breach has occurred and the amount of Damages attributable thereto) to any qualifications as to materiality or Material Adverse Effect (or any similar qualification) set forth therein; provided, however, that with respect to any representation or warranty made on the Closing Date (including by delivery of the ‘bring-down” certificate pursuant to Section 7.5(e)), any such qualifications as to materiality or Material Adverse Effect (or any similar qualification) shall be disregarded solely for purposes of determining the amount of Damages, but shall not be disregarded for purposes of establishing whether or not an inaccuracy or breach has occurred. For the avoidance of doubt, the Company shall not be deemed to be in breach of any representations or warranties made by it at the Closing unless (i) in the case of the Company’s Fundamental Representations, such breach was material to the Company and its Subsidiaries, taken as a whole, or (ii) in the case of any of the Company’s representations and warranties (other than its Fundamental Representations), such breach had or would be reasonably likely to result in, either individually or in the aggregate, a Material Adverse Effect on the Company.

(f)          Each Indemnified Party will take and will cause their respective Affiliates to take all steps to mitigate and otherwise minimize any Damage to the maximum extent possible upon and after becoming aware of any event which would be expected to give rise to any Damage.

(g)          Notwithstanding anything to the contrary contained in this Section 10, the Parent Indemnified Parties shall first seek to recover any indemnification claims under this Section 10 from the Escrow Account by making a claim pursuant to the terms of the Escrow Agreement. Solely in the case of claims for breaches of Fundamental Representations and breaches of covenants or obligations in this Agreement, if the Parent Indemnified Parties cannot obtain full recovery from the Escrow Account to the extent that all of the proceeds of the Escrow Account have been released or are the subject of a previous claim by a Parent Indemnified Party, the Parent Indemnified Parties shall first exercise its right of offset pursuant to Section 1.13(e), and thereafter it shall have the right to pursue such indemnification claim under this Section 10 against the Merger Securityholders on a several but not joint basis pursuant to the terms, conditions and restrictions set forth in the Backstop Indemnity Agreement; provided, that in no event shall a Merger Securityholder be obligated to indemnify a Parent Indemnified Party for an amount which exceeds (i) such Merger Stockholder’s pro rata share of the Damages subject to indemnification (with pro rata share based on the shares of Parent Common Stock and/or Substitute Options received by such Merger Securityholder relative to the total shares of Parent Common Stock and Substitute Options received by all Merger Securityholders pursuant to this Agreement), or (ii) 100% of the total merger consideration paid to such Merger Securityholders in the form of shares of Parent Common Stock and Substitute Options under this Agreement (with such shares of Parent Common Stock, for this purpose, valued at $8.36 per share).

(h)          Notwithstanding anything in this Agreement to the contrary, the Parent Indemnified Parties shall not be entitled to indemnification hereunder for any Damages consisting of or relating to Taxes (A) with respect to any taxable period (or portion thereof) beginning after the Closing Date as a result of any breach of any of the representations and warranties of the Company or any of its Subsidiaries set forth herein (other than with respect to Sections 2.13(f), (g) and (j)), (B) as a result of any election made under Section 338 of the Code or (C) as a result of transactions occurring on the Closing Date or after the Closing that are not contemplated by this Agreement.

(i)          The amount of any Damages subject to indemnification under this Section 10 shall be calculated net of (i) any Loss Tax Benefit (as defined below), and/or (ii) any insurance proceeds received or receivable by an Indemnified Party on account of such Losses as follows:

(i)          For purposes hereof, “Loss Tax Benefit” shall mean the Tax savings or benefits actually realized in the year in which the Damages occur, or in the next succeeding year, by such Indemnified Party that are attributable to any deduction, loss, credit, refund or other reduction in Tax resulting from or arising out of the circumstances relating to such Damages.

(ii)         An Indemnified Party shall use commercially reasonable efforts to seek full recovery under all insurance policies covering any Damages by exhausting any available remedies against insurers to the same extent as they would if such Damages were not subject to indemnification hereunder. In the event that an insurance or other recovery is made by an Indemnified Party with respect to any Damages for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (less the actual costs of obtaining such insurance or other recovery) shall be promptly delivered to the party who previously suffered the obligation with respect to the indemnity payment.

10.3         No Contribution. Upon consummation of the Merger, each Merger Stockholder will be deemed to have waived any right of contribution, right of indemnity or other right or remedy against Merger Sub, the Company and each of its Subsidiaries in connection with any indemnification obligation or any other liability to which he, she or it may become subject under or in connection with this Agreement.

10.4         Defense of Third Party Claims.

 (a)          In order for a Parent Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving any Damages or demand made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the Stockholders’ Agent, or to Parent, as applicable (the “Indemnifying Party”); provided, that no delay or failure on the part of an Indemnified Party in notifying the Stockholders’ Agent or Parent, as the case may be, shall relieve an Indemnifying Party from its obligations hereunder unless the Indemnifying Party is thereby materially prejudiced (and then solely to the extent of such prejudice).

 (b)          The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of a Third Party Claim for which such claim is applicable, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, that if the Indemnifying Party is the Stockholders’ Agent, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim to the extent an injunction or other equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period set forth in this Section 10.4(b) or fails to diligently prosecute the defense of any Third Party Claim it elects to assume, the Indemnified Party shall have the sole right to assume the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense, at its own expense, of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. Parent and Stockholders’ Agent shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(c)          Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not agree to any settlement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 10.4(c). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 10.4(c), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

10.5        Release of Escrow Shares.

(a)          To Satisfy Indemnification Claims. Subject to the terms of the Escrow Agreement, in the event that any Parent Indemnified Party is entitled to indemnification pursuant to this Section 10, the Parent Indemnified Party may, upon written notice to the Stockholders’ Agent, request that the Escrow Agent release and transfer to Parent the number of Escrow Shares having an aggregate value on the date thereof equal to the amount owed to the Parent Indemnified Party pursuant to this Section 10 in satisfaction of such claim. For purposes hereof, the value of each Escrow Share shall be equal to the Parent Share Price; provided that the distributions of any Escrow Shares from the Escrow Account shall only be made in accordance with the terms of the Escrow Agreement.

(b)          To the Merger Securityholders. Subject to the terms of the Escrow Agreement and this Section 10, any portion of the Escrow Shares remaining in the Escrow Account (other than any Escrow Shares subject to pending claims of indemnification made on or prior to the Expiration Date) shall be released on the Expiration Date to those Persons holding of Company Common Stock and Company Options as of immediately prior to the Effective Time in accordance with the provisions of Section 1.5 and Section 1.7.

10.6         Remedies Exclusive. From and after the Closing, the rights of all Parent Indemnified Parties in respect of any claims for breaches of representations, warranties or covenants or with respect to any other claims that they may have under or in connection with this Agreement (other than disputes arising under Section 1.13, which shall be governed exclusively by the provisions thereof) or the transactions contemplated hereby shall be strictly limited to the rights to indemnification set forth in Section 10, subject to the limitations and restrictions provided therein, and such indemnification rights shall be the sole and exclusive remedies of the Parent Indemnified Parties subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or arising in connection herewith, and to the maximum extent permitted by law, Parent hereby waives all other entitlements, rights, remedies, claims and causes of action with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether in contract, tort, under any laws at common law or otherwise; provided, however, that none of the foregoing shall limit in any respect a Parent Indemnified Party’s rights (a) for an equitable remedy to the extent provided by Section 11.10 herein or (b) in respect of a claim for fraud or intentional misrepresentation.

Section 11.         Miscellaneous Provisions

11.1        Stockholders’ Agent.

(a)          By virtue of the approval of this Agreement and the Merger, the Company Stockholders will appoint FFC Aerocare SR, LLC as the Stockholders’ Agent for purposes of Sections 1.13(b) and 10 to give and receive notices and communications, to execute and deliver the Escrow Agreement, to authorize delivery to Parent Indemnified Party of Parent Common Stock under the Escrow Agreement, to agree to, negotiate, enter into settlements and compromises of (i) indemnification, reimbursement, or compensation claims and (ii) all matters relating to the issuance of Earnout Shares, and to take all other actions necessary or appropriate to act on behalf of the Stockholders under this Agreement. FFC Aerocare SR, LLC hereby accepts its appointment as the Stockholders’ Agent. Parent shall be entitled to deal exclusively with the Stockholders’ Agent on all matters relating to Sections 1.13(b) and 10, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders’ Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Stockholders’ Agent, as fully binding upon such Stockholder. Notices or communications to or from the Stockholders’ Agent shall constitute notice to or from each of the Stockholders.

(b)          The Stockholders’ Agent shall not be liable for any act done or omitted hereunder as the Stockholders’ Agent while acting in good faith and in the exercise of reasonable judgment. The Company Stockholders shall, jointly and severally, indemnify the Stockholders’ Agent and hold the Stockholders’ Agent harmless against any loss, liability or expense incurred without bad faith or willful misconduct on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of the Stockholders’ Agent’s duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders’ Agent.

(c)          All actions, decisions and instructions of the Stockholders’ Agent taken, made or given pursuant to the authority granted pursuant to this Section 11.1 shall be final, conclusive and binding upon each Company Stockholder, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(d)          The provisions of this Section 11.1 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolutions, granted by the Company Stockholders to the Stockholders’ Agent and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each such Stockholder.

(e)          If the Merger is consummated, then upon release of the cash from the Trust Account, Parent shall promptly wire into an account designated by the Stockholder’s Agent (the “Stockholders’ Agent Expense Fund”) an amount in cash equal to $250,000. The Stockholders’ Agent Expense Fund shall be held, and may be used at any time, by the Stockholders’ Agent, in its sole discretion, to fund any expenses (including reasonable legal fees) incurred by it in the performance of its duties and obligations hereunder, including but not limited to, those duties and obligations listed in this Section 11.1. At such time as all of the Stockholders’ Agent’s duties hereunder have been completed (as determined by the Stockholders’ Agent), then the Stockholders’ Agent shall refund to Parent the portion of the funds then remaining in the Stockholders’ Agent Expense Fund, if any, which have not been used and will not be used to reimburse the Stockholders’ Agent for its costs and liabilities hereunder. All of the obligations to administer and maintain the Stockholders’ Agent Expense Fund shall be borne exclusively by Stockholders’ Agent out of the Stockholders' Agent Expense Fund.

11.2         Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

11.3         Fees and Expenses.

(a)          Subject to Section 11.3(c), in the event that the Merger is not consummated, each party hereto shall bear and pay all fees, costs and expenses that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all legal and accounting fees and expenses, due diligence expenses and investment banker’s or broker’s fees and expenses.

(b)          If the Merger is consummated, upon release of the cash in the Trust Account, Parent shall bear and pay (i) all fees, costs and expenses that have been incurred or that are incurred by Parent or the Company in connection with the transactions contemplated by this Agreement, including all legal and accounting fees and expenses, due diligence expenses and investment banker’s or broker’s fees and expenses, (ii) the Stockholders’ Agent Expense Fund in accordance with Section 11.1(e) and (iii) all Trust Account Deductions.

(c)          Notwithstanding the foregoing, in the event that the Merger is not consummated and Article Fifth of Parent’s amended and restated certificate of incorporation was not duly amended to change the Termination Date (as defined therein) from December 26, 2014 to February 26, 2015 or such earlier date as Parent and the Company may mutually determine, for whatever reason (including due to Parent’s failure to solicit its stockholders to approve such amendment), then Parent agrees to reimburse the Company for all expenses related to the PCAOB compliant re-audit of the Company by BDO LLP, up to $250,000 (the “Reimbursement”); provided that no such reimbursement shall be owed by Parent to the Company in the event that the Company materially breaches its obligations under Section 4.11.  For the avoidance of doubt, if the Merger is consummated or if the Merger is not consummated but Parent’s amended and restated certificate of incorporation was duly amended in accordance with the terms of Section 5.9, then the Company is not entitled to the Reimbursement.

11.4         Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) the next business day after such notice is sent by courier or express delivery service or by facsimile or email, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:

MergeWorthRx Corp.

3123 McDonald Street

Miami, FL 33133

Attention: Charles F. Fistel and Stephen B. Cichy

Facsimile: (305) 397-2446

Email: medworth1@gmail.com and scichy@monarchsp.com

with a copy to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173-1922

Attention: Robert Cohen, Esq.

Facsimile: 212-547-5444

Email: rcohen@mwe.com

if to the Company:

AeroCare Holdings, Inc.

3325 Bartlett Boulevard

Orlando, FL 32811

Attention: Stephen P. Griggs

Facsimile: 407-206-0010

Email: sgriggs@aerocareusa.com

with a copy to:

Goodwin Proctor LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Stuart Rosenthal, Esq.

Facsimile: (212) 355-3333

Email: srosenthal@goodwinprocter.com

If to Stockholders’ Agent:

FFC Aerocare SR, LLC

c/o Ferrer Freeman & Company, LLC

10 Glenville Street

Greenwich, CT 06831

Attention: Ted Lundberg

Facsimile: 203-532-8016

Email: tlundberg@ffandco.com

with a copy to:

Goodwin Proctor LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Stuart Rosenthal, Esq.

Facsimile: (212) 355-3333

Email: srosenthal@goodwinprocter.com

11.5         Time of the Essence. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

11.6         Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

11.7         Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

11.8         Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws). Any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any federal or state court located in New York, New York. Parent and the Company: (a) expressly and irrevocably consent and submit to the jurisdiction of each federal and state court located in New York, New York in connection with any such Legal Proceeding; (b) agree that service of any process, summons, notice or document by U.S. mail addressed to Parent or the Company at the address set forth in Section 11.4 shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding; (c) agree that each federal or state court located in New York, New York, shall be deemed to be a convenient forum; and (d) agree not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any federal or state court located in New York, New York any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

11.9         Successors and Assigns; Assignment. This Agreement shall be binding upon each of the parties hereto and each of their successors and permitted assigns, if any. This Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto.

11.10         Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach. The parties further agree that no Indemnitee or other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in Section 10, and each party hereto irrevocably waives any right it may have to require any Indemnitee or other Person to obtain, furnish or post any such bond or similarly instrument.

11.11         Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.12         Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

11.13         Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

11.14       Parties in Interest. Except for (a) the rights of the Company Stockholders set forth in Sections 1.5 and 1.7, (b) the rights of Parent Indemnified Parties and Company Indemnified Parties set forth in Section 10, (c) the rights of holders of Company Options set forth in Section 1.9(a)(i) and (d) the rights of D&O Indemnified Parties and Parent’s directors and officers as of immediately prior to the Effective Time set forth in Section 5.7, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and permitted assigns, if any.

11.15       Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

11.16       Schedule of Exceptions. The Schedule of Exceptions shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein. The information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Sections 2 or 3, as the case may be (or as otherwise required to be set forth in the Schedule of Exceptions pursuant to the terms of this Agreement), and shall not be deemed to relate to or qualify any other representation or warranty made by such party hereunder unless such relationship or qualification is reasonably apparent on the face of such disclosure, in which event such disclosure shall relate to and qualify any other such representations and warranties.

11.17       Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby.

11.18       Construction.

(a)          For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)          The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)          As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)          Except as otherwise indicated, all references in this Agreement to “Sections”, “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

11.19         Conflicts. It is acknowledged by each of the parties hereto that the Stockholders’ Agent has retained Goodwin Procter LLP (“Goodwin”) to act as its counsel in connection with the transactions contemplated hereby.  Parent and Merger Sub hereby agree that in the event that a dispute arises after the Closing between any Parent Indemnified Parties, on the one hand, and the Stockholders’ Agent and the Merger Securityholders, on the other hand, Goodwin may represent the Stockholders’ Agent and the Merger Securityholders in such dispute even though the interests of the Stockholders’ Agent and Merger Securityholders may be directly adverse to Parent and its Subsidiaries, and even though Goodwin may have represented the Company or its Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation or its Subsidiaries.

[Signature page follows]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

MergeWorthRx Corp.,
a Delaware corporation

By:	/s/ Charles Fistel
Name: Charles Fistel
Title: Chief Executive Officer, Chief
Financial Officer and Treasurer

Anvil Merger Sub, Inc.,
a Delaware corporation

By:	/s/ Stephen Cichy
Name: Stephen Cichy
Title: Vice President, Treasurer and Secretary

AeroCare Holdings, Inc.,
a Delaware corporation

By:	Stephen P. Griggs
Name: Stephen P. Griggs
Title: Chief Executive Officer and President

FFC Aerocare SR, LLC
as Stockholders’ Agent

By:	/s/ Theodore B. Lundberg
Name: Theodore B. Lundberg
Title: Manager

Exhibit A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Aggregate Closing Shares” means the number of shares of Parent Common Stock equal to the product of (a) the Per Share Closing Consideration multiplied by (b) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time.

“Aggregate Closing Stock Consideration” means the quotient obtained by dividing (a) the Closing Value by (B) the Parent Share Price.

“Aggregate Earnout Shares” means 3,588,517 validly issued shares of Parent Common Stock.

“Aggregate Escrow Shares” means 1,016,746 validly issued shares of Parent Common Stock.

“Aggregate Share Number” means, as of immediately prior to the Effective Time, the sum of (a) the total number of shares of Company Common Stock that are issued and outstanding plus (b) the total number of shares of Company Common Stock issuable upon the full exercise of all Company Options that are then issued and outstanding.

“Agreement” means this Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Schedule of Exceptions), as it may be amended from time to time.

“Calculation Periods” means each of the fiscal years ending on December 31, 2015 (the “2015 Calculation Period”), December 31, 2016 (the “2016 Calculation Period”) and December 31, 2017 (the “2017 Calculation Period”), respectively.

“Change of Control Transaction” means any of the following: (a) consummation of a merger or consolidation of Parent with or into any other corporation or other entity in which holders of the Parent’s voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of Parent; (b) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Parent’s assets on a consolidated basis to an unrelated person or entity; or (c) the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Parent’s voting securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or related series of transactions, 50 percent or more of the combined voting power of the voting securities of Parent.

“Closing Value” means the sum of (a) $87,500,000, plus (b) the aggregate exercise price payable in respect of all Company Options (whether or not vested) that are outstanding immediately prior to the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Capital Stock” means the Company Common Stock.

“Company Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company Executives” means each of Stephen P. Griggs, Joseph P. Russell, Dan Bunting, Albert Prast and Geri M. Hempel.

“Company Intellectual Property” means (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or not and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium), in each case to the extent owned or licensed by the Company.

“Company Option” means each option to purchase shares of Company Common Stock outstanding under a Company Option Plan.

“Company Option Plan” means either the Company’s 2012 Stock Option and Grant Plan or the Company Stock Option Plan (November 1, 2002), as applicable.

“Company Stock Certificate” means a valid certificate representing shares of the Company Capital Stock immediately prior to the Closing.

“Company Stockholders” means the holders of Company Capital Stock.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contract” means any written or oral agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 30, 2014, by and amongst the Company, its Subsidiaries, SunTrust Bank, as Administrative Agent, BankUnited, N.A., as Syndication Agent, Fifth Third Bank, as Documentation Agent and the Lenders that are a party thereto.

“Damages” include any loss, damage, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including reasonable costs of investigation) or expense; provided, however, that in no event shall the definition of “Damages” include Damages which are punitive or exemplary in nature.

“EarlyBird Option” means the share purchase option issued on July 2, 2013 to EarlyBirdCapital, Inc. or its designees (and subsequently assigned to other optionholders) to purchase 660,000 common shares of Parent at an exercise price of $8.00 per share, which option is exercisable commencing at the Effective Time and will expire on June 26, 2018.

“EBITDA Amount” means, with respect to a particular period, the Company’s Consolidated EBITDA (as such term is defined (and as any related defined terms used therein are defined) in the Credit Agreement as of the date hereof) for such period; provided, however, that such definition shall be subject to the following modifications when calculating the EBITDA Amount, without duplication of any add backs under the definition of Consolidated EBITDA in the Credit Agreement:

(a)          any costs or expenses incurred by the Company or Parent in connection with the Merger shall be treated as an add back to Consolidated EBITDA;

(b)          any costs or expenses relating to the Substitute Options shall be treated as an add back to Consolidated EBITDA;

(c)          the Acquisition costs related to Permitted Acquisitions (each term, as defined in the Credit Agreement) which under the Credit Agreement are added back to Consolidated EBITDA shall only include fees, costs and expenses incurred by or on behalf of the Company or any of its Subsidiaries to a third party;

(d)          any stock based employee compensation expenses shall not be added back to Consolidated EBITDA (except in the case of the Substitute Options, if applicable, per subsection (b) above);

(e)          any costs or expenses relating to or arising out of one-time non-recurring events which are unrelated to litigation or compensation shall be added back to Consolidated EBITDA; and

(f)          any costs or expenses incurred by the Company or Parent as a result of being a publicly-traded company shall not be added back to Consolidated EBITDA.

“EBITDA Threshold” means (i) for the 2015 Calculation Period, $51,000,000, (ii) for the 2016 Calculation Period, $57,000,000 and (iii) for the 2017 Calculation Period, $72,000,000.

“Effective Time” means the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall designate in the Certificate of Merger.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazards Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means the account established pursuant to the Escrow Agreement into which the Aggregate Escrow Shares will be deposited at the Closing.

“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the Effective Date, by and among Parent, the Stockholders’ Agent and the Escrow Agent, with such agreement substantially in the form of Exhibit J hereto.

“Escrow Shares” means the Aggregate Escrow Shares to be deposited into the Escrow Account at the Closing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Enforceability Exceptions” means bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and the rules or laws governing specific performance, injunctive relief or other equitable remedies.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment

“Health Care Laws” means, any Legal Requirements of any Governmental Body pertaining to health regulatory matters applicable to the operations of the parties hereto and their Subsidiaries, including, without limitation, (a) Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et. seq.; (b) 42 U.S.C. §§ 1320a-7, 7a and 7b, which are commonly referred to as the “Federal Fraud Statutes”; (c) 42 U.S.C. § 1395nn, which is commonly referred to as the “Stark Statute”; (d) 31 U.S.C. §§ 3729-3733, which is commonly referred to as the “Federal False Claims Act”; (e) 42 U.S.C. §§ 1320d through 1320d-8 and 45 C.F.R. §§ 160, 162 and 164, which are commonly referred to as the “Health Insurance Portability and Accountability Act of 1996” and Pub. L. No. 111-5, commonly referred to as the Health Information and Technology for Economic and Clinical Health Act, which is commonly referred to as the “HITECH Act”; (f) any conduct for which debarment is required or authorized under 21 U.S.C. § 335a; (g) the Medicare Prescription Drug, Improvement and Modernization Act of 2003; (h) Medicare (Title XVIII of the Social Security Act); (i) Medicaid (Title XIX of the Social Security Act); (j) the Prescription Drug Marketing Act of 1987; (k) the Deficit Reduction Act of 2005; (l) the Controlled Substances Act; (m) the Food and Drug Administration Modernization Act of 1997; (n) the Medicare Improvements for Patients and Providers Act of 2008; (o) the Patient Protection and Affordable Care Act of 2010; and (p) state pharmacy Legal Requirements.

“Health Care Permits” means any and all licenses, permits, authorization, approvals, franchises, registrations, accreditations, certificates of need, Consents, supplier or provider numbers, qualifications, operating authority, and/or any other permit or permission, which are material to or legally required for the operation of the Business or in connection with the ability to own, lease, operate or manage any of the property, in each case that are issued or enforced by a Governmental Body with jurisdiction over any Health Care Law.

“Indebtedness” means (i) all obligations for borrowed money, whether current or unfunded, secured or unsecured, (ii) all obligations for the deferred purchase price of any property or services (other than trade accounts payable arising in the ordinary course of the Company’s business consistent with past practice), (iii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or its Subsidiary, (iv) all obligations secured by a purchase money mortgage or other Encumbrance to secure all or part of the purchase price of property subject to such mortgage or Encumbrance, (v) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of such Person is liable as lessee, (vi) any obligation in respect of bankers’ acceptances or letters of credit, (vii) any obligations secured by Encumbrances on property acquired, whether or not such obligations were assumed by such Person at the time of acquisition of such property, (viii) all obligations of a type referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above which are directly or indirectly guaranteed by such Person or which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a credit against loss, (ix) interest, principal, prepayment penalty, fees, or expenses, to the extent due and owing in respect of those items listed in clauses (i) through (viii) above, whether resulting from their payment or discharge or otherwise and (x) any refinancing of any of the foregoing obligations.

“Indemnitees” means any Person entitled to indemnification pursuant to Section 10 of this Agreement.

“Independent Accountant” means such reputable third-party accounting firm as mutually agreed upon by the Stockholders’ Agent and the Parent Committee.

“Key Employee” means any executive-level employee of the Company, including, without limitation, the Company Executives.

“knowledge of the Company” or “Company’s knowledge” means the actual knowledge of any of the Company Executives.

“Leased Real Property” means the leasehold or subleasehold estates and other rights to use or occupy the land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or its Subsidiaries.

“Leases” means all leases, subleases, licenses, concessions and other Contracts, including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, whether written or oral, pursuant to which the Company or its Subsidiaries holds the Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Letter of Transmittal” means a letter of transmittal to be executed and delivered by holders of shares of Company Capital Stock pursuant to the exchange procedures set forth in Section 1.7 and including restrictions on transfer of Parent Common Stock consistent with the restrictions on transfer set forth in the Lockup Agreement, in such form to be mutually agreed to by Parent and the Company prior to Closing.

“Lockup Agreement” means that certain Lockup Agreement, dated as of the Effective Date, by and between Parent and each of the Company Stockholders party thereto in substantially in the form of Exhibit K hereto.

“Major Stockholders” means FFC Partners II, L.P., FFC Executive Partners II, L.P., MTS Aerocare LLC and Stephen P. Griggs.

“Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any fact, event, change, condition, occurrence, development, circumstance or effect that, individually or in the aggregate with other facts, events, changes, conditions, occurrences, developments, circumstances or effects, has had or would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations, considered as a whole; provided, however, that in no event shall any effect resulting from any of the following, either alone or in combination, be taken into account in determining whether there has been a Material Adverse Effect: (a) any change in the economic conditions of the United States or global economy or capital or financial markets generally that does not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, (b) any change in economic conditions generally affecting industries in which the Company or its Subsidiaries conduct business that does not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, (c) any change in Legal Requirements that does not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, (d) any change in GAAP, (e) the announcement of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees, (f) any actions taken or omitted in the course of performing obligations hereunder or which are taken with Parent’s consent or not taken because Parent did not give its consent, (g) any hostilities, act of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions that does not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, or (h) any failure by the Company or its Subsidiaries to achieve any earnings or other financial projections or forecasts, in and of itself (provided that the underlying cause thereof may be considered in determining whether a Material Adverse Effect occurred or would reasonably be expected to occur).

“Merger Securityholders” means all Merger Stockholders and all holders of Company Options outstanding immediately prior to the Effective Time.

“Merger Voting Agreement” means (i) that certain Voting Agreement, dated as of the date hereof, by and among Parent, FFC Partners II, L.P. and FFC Executive Partners II, L.P., (ii) that certain Voting Agreement, dated as of the date hereof, by and between Parent and MTS Aerocare LLC and (iii) that certain Voting Agreement, dated as of the date hereof, by and between Parent and Stephen P. Griggs.

“New Equity Proceeds” means any proceeds from the sale of Parent Common Stock to occur on the Closing Date at a price per share which is at least equal to the Parent Share Price and on such other terms mutually agreed by the Company and Parent.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Parent 2014 Equity Incentive Plan” means the Parent 2014 Equity Incentive Plan in such form submitted by Parent to the vote of its stockholders in the definitive Proxy/Registration Statement.

“Parent Common Stock” means shares of Parent’s Common Stock, par value $0.0001 per share.

“Parent Share Price” means $8.36.

“Parent’s Sponsors” means Anthony Minnuto, Charles F. Fistel and Stephen B. Cichy.

“Parent Stockholders” means the holders of Parent Common Stock.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Encumbrances” means any (a) Encumbrance for Taxes not yet due or payable or for Taxes that the Company or its Subsidiaries are contesting in good faith, in each case for which adequate reserves have been established and shown on the Financial Statements, (b) Encumbrances of landlords, carriers, warehousemen, workmen, repairmen, mechanics, material and similar liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money and (c) zoning ordinances, easements, reservations, rights of way or other similar matters of title to the real property of record, in each case, which are not, individually or in the aggregate material to the business or operations of the Company or the Subsidiaries.

“Per Share Closing Consideration” means that number of shares of Parent Common Stock equal to the quotient obtained by dividing the Aggregate Closing Stock Consideration by the Aggregate Share Number.

“Per Share Escrow Consideration” means that number of shares of Parent Common Stock equal to the quotient of (a) the Aggregate Escrow Shares divided by (b) the Aggregate Share Number.

“Person” means any individual, Entity or Governmental Body.

“Pro Rata Share” means, with respect to any Merger Securityholder, as of immediately prior to the date of any distribution of Earnout Shares to Merger Securityholders in accordance with Section 1.13 hereof, a fraction (expressed as a percentage), where the numerator is equal to the total number of shares of Company Common Stock held by such Merger Securityholder as of immediately prior to the Effective Time (calculated, for this purpose, as if all Company Options held by such Merger Securityholder had been exercised in full, without regard to vesting), and the denominator is equal to the total number of shares of Company Common Stock held by all Merger Securityholders as of immediately prior to the Effective Time (calculated, for this purpose, as if all Company Options held by all Merger Securityholders had been exercised in full, without regard to vesting); provided, however, that in the event that any of the Substitute Options issued to a Merger Securityholder pursuant hereto are forfeited after the Closing for any reason, but prior to the date of a distribution of Earnout Shares, then with respect to any future distribution of Earnout Shares, the “Pro Rata Share” of each Merger Securityholder shall be re-calculated, assuming that the Company Options attributable to such forfeited Substitute Options had not been outstanding immediately prior to the Effective Time. For the avoidance of doubt, the cancellation of all or any portion of a Substitute Option in connection with the exercise of such option by the holder thereof shall not be deemed a forfeiture of the Substitute Option for purposes of this Agreement.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Registered Intellectual Property” means all United States and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and service marks, registered and applications to register trade dress, intent-to-use trademark or service mark applications, or other registrations or applications for trademarks and service marks and trade dress; (c) registered copyrights and applications for copyright registration; and (d) domain name registrations.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, by and among Parent, Parent’s Sponsors, Major Stockholders and the other parties thereto substantially in the form of Exhibit L hereto.

“Schedule of Exceptions” means the schedule (dated as of the date of this Agreement) delivered to Parent on behalf of the Company pursuant to Section 2 of the Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor Guaranty” means that certain letter agreement, dated as of the date hereof, by and among the Company and each of Parent’s Sponsors.

“Subsidiary” means any Entity of which the Company directly or indirectly owns 50% or more of the equity or that the Company otherwise directly or indirectly controls.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, liability under escheat, abandoned property or unclaimed property laws, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Total Merger Shares” means the Aggregate Closing Shares, plus the Aggregate Earnout Shares, plus the Aggregate Escrow Shares.

“Transaction Agreements” mean the Voting Agreement, the Escrow Agreement, the Registration Rights Agreement and all other documents, certificates or other instruments entered into or delivered in connection with the transactions contemplated hereby or thereby.

“Trust Account” means the trust account at UBS Financial Services, Inc. in which certain proceeds from Parent’s initial public offering are held in trust for the public stockholders of Parent.

“Trust Agreement” means the Investment Management Trust Agreement, dated June 26, 2013, between Parent and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee of the Trust Account.

For purposes of convenience, the capitalized terms listed below are defined herein in the following Sections:

Capitalized Term	Where Defined
2015 Calculation Period	Definition of “Calculation Periods”
2016 Calculation Period	Definition of “Calculation Periods”
2017 Calculation Period	Definition of “Calculation Periods”
Additional Parent Filings	4.9
Additional Parent SEC Documents	3.6
Appraisal Shares	1.8(c)
Balance Sheet Date	2.11(a)
Cap	10.2(c)(i)
Certificate of Merger	1.3
Certifications	3.6(a)
Charter Documents	2.3(a)
Closing	1.3
Closing Date	1.3
COBRA	2.15(b)
Company	Preamble
Company D&O Policy	5.7(b)
Company Government Reimbursement Audits	2.25(b)
Company Indemnified Party	10.2(b)
Company Investigations	2.25(b)
Company Plan	2.15(a)
Company Stockholder Approval	2.22
D&O Indemnified Party	5.7(a)

DGCL	Recitals
Earnout Calculation	1.13(b)(i)
Earnout Calculation Delivery Date	1.13(b)(i)
Earnout Calculation Objection Notice	1.13(b)(ii)
Earnout Calculation Statement	1.13(b)(i)
Earnout Issuance Date	1.13(d)
Earnout Review Period	1.13(b)(ii)
Earnout Shares	1.13(a)
ERISA Affiliate	2.15(b)
Escrow Shares	1.7(b)
Exchange Agent	1.7(a)
Execution Date	Preamble
Expiration Date	10.1(a)
Financial Statements	2.11(a)
Fundamental Representations	10.1(c)
GAAP	2.11(a)
Goodwin	11.19
Indemnified Party	10.4(a)
Indemnifying Party	10.4(a)
IP Licenses	2.09(e)
Loss Tax Benefit	10.2(i)(i)
Material Contract	2.18(b)
Merger	1.1
Merger Stockholder	1.7(b)
Merger Sub	Preamble
Option Shares	1.9(a)
Outside Date	9.1(b)
Parent	Preamble
Parent Committee	1.12
Parent D&O Policy	5.7(b)
Parent Indemnified Party	10.2(a)
Parent Record Date	5.1(b)
Parent SEC Documents	3.6
Parent Stockholder Meeting	5.1(b)
Parent Voting Debt	3.5(d)
Parent Voting Matters	5.1(b)
PCBs	2.19
Policies	5.7(b)
Post-Closing Matters	1.12
Pre-Closing Period	4.1
Programs	2.24(c)
Proxy/Registration Statement	5.1(a)
Reimbursement	11.3(c)
Related Party	2.16(b)
Required Parent Vote	3.7

Restated Certificate	1.4(a)
Sarbanes-Oxley Act	3.6(a)
Shortfall Amount	1.13(e)
Spreadsheet	1.5(d)
Stockholders’ Agent	Preamble
Stockholders’ Agent Expense Fund	11.1(e)
Substitute Option	1.9(a)
Surviving Corporation	1.1
Third Party Claim	10.4(a)
Threshold Amount	10.2(c)(ii)
Trust Account Deductions	3.8

EXHIBIT B

CERTIFICATE OF MERGER

OF

ANVIL MERGER SUB, INC.
(a Delaware corporation)

WITH AND INTO

AEROCARE HOLDINGS, INC.
(a Delaware corporation) Pursuant to Section 251 of the Delaware General Corporation Law

Aerocare Holdings, Inc., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations (together, the “Constituent Corporations”) of the merger is as follows:

Name	State of Incorporation

Anvil Merger Sub, Inc.	Delaware

Aerocare Holdings, Inc.	Delaware

SECOND: An Agreement and Plan of Merger and Reorganization, dated as of October 14, 2014, by and among the Constituent Corporations and the other parties thereto (the “Merger Agreement”) has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.

THIRD: The name of the surviving corporation is Aerocare Holdings, Inc. (the “Surviving Corporation”).

FOURTH: The certificate of incorporation of the Surviving Corporation shall be amended such that upon effectiveness of the merger contemplated by the Merger Agreement (the “Merger”), the certificate of incorporation in the form attached hereto as Exhibit A shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That the Merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at the office of the Surviving Corporation at 3325 Bartlett Blvd., Orlando, FL 32811.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

[Signature page follows]

2

IN WITNESS WHEREOF, Aerocare Holdings, Inc. has caused this Certificate of Merger to be executed by the undersigned authorized officer this __ day of _____, 2014.

Aerocare Holdings, Inc.
(a Delaware corporation)

By:
Stephen P. Griggs Chief Executive Officer

Signature Page to Certificate of Merger

Exhibit A

Amended and rESTATED CERTIFICATE OF INCORPORATION

OF

AEROCARE HOLDINGS, Inc.

EXHIBIT C

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

AEROCARE HOLDINGS, INC.

Aerocare Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.          The name of the Corporation is Aerocare Holdings, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 9, 2002 (the “Original Certificate of Incorporation”).

2.          This Second Amended and Restated Certificate of Incorporation, which amends and restates the provisions of Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on [__________] and amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 18, 2008, was duly adopted by the Board of Directors of the Corporation by written consent in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of Delaware, as amended from time to time (the “DGCL”), and was duly adopted by the stockholders of the Corporation by written consent in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.

3.          The text of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full.

IN WITNESS WHEREOF, the undersigned, for the purposes of amending and restating the Amended and Restated Certificate of Incorporation, as amended, affirms that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Second Amended and Restated Certificate of Incorporation as of this ____ day of ______________, 2014.

By:
Stephen P. Griggs
Chairman, CEO and President

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

AEROCARE HOLDINGS, INC.

FIRST:        The name of this corporation shall be:

                     Aerocare Holdings, Inc.

SECOND:   Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is: THE CORPORATION TRUST COMPANY.

THIRD:       The purpose or purposes of the corporation shall be to carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH:    The total number of shares of stock which this corporation is authorized to issue is one share of $0.001 par value common stock.

FIFTH:         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

SIXTH:         Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

SEVENTH:  The directors of the corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL as from time to time in effect. A director of this corporation shall under no circumstances have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors. The modification, amendment or repeal of this Article Seventh shall not affect the restriction hereunder of a director’s personal liability for any act or omission occurring prior to such modification, amendment or repeal.

EIGHTH:     The corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office and to action while serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation. In connection with the indemnification provided by Section 145 of the DGCL and under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation in accordance with Section 145 of the DGCL or as authorized in the by-laws of the corporation.

NINTH:      The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Ninth.

TENTH:      Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

Exhibit D

Post-Closing Directors and Officers of Parent

Directors

Stephen P. Griggs

Bruce Lunsford

Ted Lundberg

Stephen Cichy

One individual to be named by the Company (with the consent of Parent, which shall not be unreasonably withheld, conditioned or delayed) no later than 3 Business Days after receipt of the first SEC comments to the Proxy/Registration Statement by Parent, or as soon as reasonably practicable thereafter

Officers

Stephen P. Griggs – President and CEO

Joe Russell – VP-CFO, Assistant Secretary and Treasurer

Dan Bunting – VP-COO

Geri Hempel – VP of Administration

Mary Beth Covey – Secretary

Exhibit E

Post-Closing Directors of the Surviving Corporation

Stephen P. Griggs

Bruce Lunsford

Ted Lundberg

Stephen Cichy

One individual to be named by the Company (with the consent of Parent, which shall not be unreasonably withheld, conditioned or delayed) no later than 3 Business Days after receipt of the first SEC comments to the Proxy/Registration Statement by Parent, or as soon as reasonably practicable thereafter

EXHIBIT G

[Form of Backstop Indemnity and Release]

___________, 2014

MergeWorthRx Corp.

3123 McDonald Street

Miami, FL 33133
Attention: Chief Executive Officer

Re: Backstop Indemnity and Release

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger and Reorganization dated as of October 14, 2014, by and among MergeWorthRx Corp. (“Parent”), Anvil Merger Sub, Inc., a Delaware corporation (“Merger Sub”), AeroCare Holdings, Inc., a Delaware corporation (the “Company”), and FFC AeroCare SR, LLC, a Delaware limited liability company (as such agreement may hereafter be amended, restated, supplemented or modified from time to time, the “Merger Agreement”). Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

1.           Backstop Indemnity. For and in consideration of the mutual agreements made in the Merger Agreement, the undersigned Merger Securityholder (the “Indemnitor”), hereby agrees that, to the extent the Escrow Shares are insufficient to pay an indemnification obligation of the Merger Securityholders pursuant to Section 10.2 of the Merger Agreement in respect of breaches of Fundamental Representations [or breaches of covenants or obligations in the Merger Agreement], the Indemnitor shall, severally and not jointly, hold harmless and indemnify the Parent Indemnified Parties for such indemnification obligation, but only to the extent not otherwise paid or satisfied by the Escrow Shares and Parent’s right of set-off pursuant to Section 1.13(e) of the Merger Agreement. The foregoing obligations of the Indemnitor in this paragraph are referred to herein as the “Obligations.” In addition, Indemnitor shall be permitted to satisfy any Obligation by transferring shares of Parent Common Stock (“Transferred Shares”) to the applicable Parent Indemnified Parties. Such Transferred Shares shall be valued at the Parent Share Price.

Notwithstanding anything to the contrary herein, in no event shall Indemnitor be obligated to indemnify a Parent Indemnified Party for an amount which exceeds the lesser of (i) such Indemnitor’s pro rata share of the Damages subject to indemnification under this Backstop Indemnity and Release Agreement (with pro rata share based on the shares of Parent Common Stock and/or Substitute Options received by such Indemnitor relative to the total shares of Parent Common Stock and Substitute Options received by all Merger Securityholders pursuant to the Merger Agreement) (such pro rata share, the “Pro Rata Share”), and (ii) 100% of the total merger consideration paid to such Indemnitor in the form of shares of Parent Common Stock and Substitute Options under the Merger Agreement (with such shares of Parent Common Stock, for this purpose, valued at the Parent Share Price).

Indemnitor acknowledges that this Backstop Indemnity and Release is one of a series of similar Backstop Indemnity and Releases (the “Backstop Indemnities”) provided by certain Merger Securityholders to Parent in connection with the Merger (including, with respect to certain Merger Securityholders, in the Letter of Transmittal).

If a Parent Indemnified Party wishes to make a claim for indemnification pursuant to Section 10.2 of the Merger Agreement and the Backstop Indemnities, Parent, on behalf of such Parent Indemnified Party, shall promptly deliver a notice (a “Claim Notice”) to the Stockholders’ Agent. The Claim Notice shall state (i) the dollar amount of any indemnification asserted to be owed under Section 10.2 of the Merger Agreement, (ii) the number of Shares of Parent Common Stock (valued at the Parent Share Price) necessary to satisfy the indemnification amount owed, (iii) each indemnitor’s Pro Rata Share of such indemnification amount, (iv) a statement of the facts giving rise to such claim for indemnification, and the specific representations, warranties or covenants, if any, alleged to have been breached and (v) that a claim for such indemnification has been made in accordance with the terms of the Merger Agreement (including, but not limited to, Section 10.2 thereof) and the Backstop Indemnities.

During the thirty (30) days following the Stockholders’ Agent’s receipt of the Claim Notice, the Stockholders’ Agent may deliver a written notice to Parent, on behalf of the Merger Securityholders, disputing any or all of the claims made in the Claim Notice (a “Dispute Notice”), which such Dispute Notice shall state with reasonable specificity the nature of the dispute and the portion of the claim stated in the Claim Notice that is the subject of such dispute (such amount, the “Disputed Amount”). The Stockholders’ Agent shall distribute the Disputed Amount upon receipt of a certified copy of a final non-appealable judgment issued by a court of competent jurisdiction, ordering the distribution of all or a portion of the Disputed Amount, or when agreed to pursuant to written instructions executed by Parent and the Stockholders’ Agent.

On the thirtieth (30th) day following receipt by the Stockholders’ Agent of the Claim Notice (or if such day is not a business day, then on the next successive business day), the Stockholders’ Agent shall obtain from each respective indemnitor under the Backstop Indemnities such indemnitor’s Pro Rata Share in cash or the number of Shares (or some combination thereof) described in the Claim Notice to Parent, less the Disputed Amount, if any.

2.          Release. Effective as of the Closing, the undersigned, by virtue of accepting such number of shares of Parent Common Stock to which such Stockholder is entitled under the Merger Agreement, on behalf of himself, herself or itself and its, his or her affiliates and each of its, his or her (as applicable) and their respective officers, directors, employees, agents, successors and assigns (the “Releasing Parties”), hereby releases, acquits and forever discharges Parent, the Company, Merger Sub, each of their respective affiliates, subsidiaries, and any and all of each of their respective successors and assigns, together with all their present and former directors and officers (the “Released Parties”), from any and all manner of claims, actions, suits, damages, demands and liabilities whatsoever in law or equity, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect (collectively, “Claims”), which the Releasing Party ever had, has or may have against any of the Released Parties for, upon, or by reason of any matter, transaction, act, omission or thing whatsoever arising under or in connection with any of the Released Parties, from any time prior to and up to and including the Closing Date, with respect to such Person’s status as a stockholder of the Company. The foregoing shall not constitute a release of claims or any other matter with respect to (i) receipt of such number of shares of Parent Common Stock to which a Stockholder is entitled pursuant to the terms and conditions of the Merger Agreement, as further set forth in such Stockholder’s Letter of Transmittal, (ii) any of the rights of a Stockholder or any obligations of the Released Parties to such Stockholder, in each case arising under the Merger Agreement, (iii) any of the rights of the Stockholder under the Charter Documents to indemnification from the Company for actions or inactions by such Stockholder or any of its Affiliates as a director or officer of the Company, (iv) if Stockholder is an employee of the Company as of the Closing Date, any rights of such Stockholder to payments in respect of such employment, including rights under any Company Plan identified on the Schedule of Exceptions in accordance with the terms of such plan, and (v) any of the rights of Stockholder or any of its Affiliates under or pursuant to written commercial contracts with the Company set forth on the Schedule of Exceptions and unrelated to such Stockholder’s status of a stockholder of the Company.

3.          Governing Law. This Backstop Indemnity and Release shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws).

4.          General Provisions. No waiver of any term or provision of this Backstop Indemnity and Release shall be construed as a further or continuing waiver of such term or provision or any other term or provision. This Backstop Indemnity and Release constitutes the entire agreement of the parties hereto and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof. This Backstop Indemnity and Release may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

[Signature Page Follows]

Very truly yours,

STOCKHOLDER:

By:
Title:

Agreed and Accepted:

MERGEWORTHRX CORP.

By:

Name:

Title:

[Backstop Indemnity and Release ]

EXHIBIT H

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MERGEWORTHRX CORP.

MergeWorthRx Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.          The name of the Corporation is MergeWorthRx Corp. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 22, 2013 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was MedWorth Acquisition Corp.

2.          This Second Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on June 25, 2013 as amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on November 27, 2013 (as amended, the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.          The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is [   ].

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred five million (105,000,000), of which (i) one hundred million (100,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)          the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b)          dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

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(c)          upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION

1.          Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2.          Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.          General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.          Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

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3.          Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be [names]; the initial Class II Directors of the Corporation shall be Stephen P. Griggs and Bruce Lunsford; and the initial Class III Directors of the Corporation shall be Ted Lundberg and Stephen Cichy. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2015, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2016, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2017. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

4.          Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

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5.          Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office and to action while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. In connection with the indemnification provided by Section 145 of the DGCL and under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in accordance with Section 145 of the DGCL or as authorized in the by-laws of the Corporation.

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If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VIII with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the date of such merger or consolidation.

ARTICLE IX

EXCLUSIVE JURISDICTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Corporation’s bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT OF BY-LAWS

1.          Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

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2.          Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of capital stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XI or Article XII of this Certificate.

[End of Text]

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THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of __________, 2014.

MergeWorthRx Corp.

By:
Name:
Title:

EXHIBIT I

AMENDED AND RESTATED

BY-LAWS

OF

MERGEWORTHRX CORP.

(the “Corporation”)

ARTICLE I

Stockholders

SECTION 1.          Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

SECTION 2.          Notice of Stockholder Business and Nominations.

(a)          Annual Meetings of Stockholders.

(1)         Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this By-law as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)(2) and (3) of this By-law to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this By-law, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2)         For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of this By-law, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this By-law and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this By-law. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:

(A)         as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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(B)         as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

(C)         (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

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(D)         (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E)         a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

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(3)         A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4)         Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)          General.

(1)         Only such persons who are nominated in accordance with the provisions of this By-law shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this By-law or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this By-law. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this By-law, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this By-law. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this By-law, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2)         Except as otherwise required by law, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

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(3)         Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4)         For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5)         Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.

SECTION 3.          Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these By-laws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these By-laws and the provisions of Article I, Section 2 of these By-laws shall govern such special meeting.

SECTION 4.          Notice of Meetings; Adjournments.

(a)          A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).

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(b)          Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c)          Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(d)          The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I of these By-laws.

(e)          When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these By-laws, is entitled to such notice.

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SECTION 5.          Quorum. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 6.          Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

SECTION 7.          Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

SECTION 8.          Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

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SECTION 9.          Presiding Officer. The Board of Directors shall designate a representative to preside over all Annual Meetings or special meetings of stockholders, provide that if the Board of Directors does not so designate such a presiding officer, then the Chairman of the Board, if one is elected, shall preside over such meetings. If the Board of Directors does not so designate such a presiding officer and there is no Chairman of the Board or the Chairman of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected, shall preside over such meetings, provided further that if there is no Chief Executive Officer or the Chief Executive Officer is unable to so preside or is absent, then the President shall preside over such meetings. The presiding officer at any Annual Meeting or special meeting of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

SECTION 10.         Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

ARTICLE II

Directors

SECTION 1.          Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

SECTION 2.          Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

SECTION 3.          Qualification. No director need be a stockholder of the Corporation.

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SECTION 4.          Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.

SECTION 5.          Removal. Directors may be removed from office only in the manner provided in the Certificate.

SECTION 6.          Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 7.          Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

SECTION 8.          Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

SECTION 9.          Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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SECTION 10.         Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

SECTION 11.         Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

SECTION 12.         Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

SECTION 13.         Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

SECTION 14.         Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

SECTION 15.         Committees. The Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

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SECTION 16.         Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

ARTICLE III

Officers

SECTION 1.          Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

SECTION 2.          Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

SECTION 3.          Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

SECTION 4.          Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 5.          Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 6.          Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

SECTION 7.          Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

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SECTION 8.          Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 9.          President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 10.         Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 11.         Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 12.         Chief Financial Officer. The Chief Financial Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 13.         Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 14.         Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 15.         Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

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SECTION 16.         Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

Capital Stock

SECTION 1.          Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

SECTION 2.          Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

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SECTION 3.          Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

SECTION 4.          Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.          Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

Indemnification

SECTION 1.          Definitions. For purposes of this Article:

(a)          “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

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(b)          “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c)           “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d)          “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)          “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f)          “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g)          “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;

(h)          “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i)          “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

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SECTION 2.          Indemnification of Directors and Officers.

(a)          Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(1)         Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2)         Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3)         Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4)         Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

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SECTION 3.          Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

SECTION 4.          Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

SECTION 5.          Advancement of Expenses to Directors Prior to Final Disposition.

(a)          The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.

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(b)          If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c)          In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 6.          Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)          The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)          In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

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SECTION 7.          Contractual Nature of Rights.

(a)          The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)          If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c)          In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 8.          Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

SECTION 9.          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

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SECTION 10.         Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE VI

Miscellaneous Provisions

SECTION 1.          Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 2.          Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 3.          Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or the executive committee of the Board may authorize.

SECTION 4.          Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.

SECTION 5.          Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

SECTION 6.          Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

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SECTION 7.          Certificate. All references in these By-laws to the Certificate shall be deemed to refer to the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

SECTION 8.          Exclusive Jurisdiction of Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

SECTION 9.          Amendment of By-laws.

(a)          Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

(b)          Amendment by Stockholders. These By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these By-laws, or other applicable law.

SECTION 10.         Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 11.         Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Adopted ___________, 2014 and effective as of ___________, 2014.

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EXHIBIT J

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is made and entered into as of _______________, 2014, by and among MergeWorthRX Corp., a Delaware corporation (“Parent”), FFC AeroCare SR, LLC, a Delaware limited liability company, solely in its capacity as Stockholders’ Agent pursuant to the Merger Agreement (as defined below) (the “Stockholders’ Agent,” and together with Parent, sometimes referred to individually as a “Party” or collectively as the “Parties”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”). Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent and Stockholders’ Agent have entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 14, 2014, by and among Parent, Anvil Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), AeroCare Holdings, Inc., a Delaware corporation (the “Company”), and the Stockholders’ Agent;

WHEREAS, pursuant to the Merger Agreement, on the date hereof, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent;

WHEREAS, the Merger Agreement provides that Exchange Agent shall deposit shares of Parent Common Stock (as defined below) with the Escrow Agent to be available as a source of consideration available for the payment of certain indemnification obligations of the Merger Securityholders as set forth in the Merger Agreement;

WHEREAS, the Escrow Agent has agreed to accept, hold, and disburse the property deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement;

WHEREAS, under the Merger Agreement, the Company and its stockholders have authorized and empowered the Stockholders’ Agent to act on their behalf in connection with this Escrow Agreement;

WHEREAS, the provisions of the Merger Agreement are hereby incorporated herein by reference as the context of this Escrow Agreement may require, provided that the Escrow Agent shall act only in accordance with the terms and conditions contained herein; and

WHEREAS, the Parties have agreed to deposit in escrow certain property, and desire that such deposit to be subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1.           Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.           Escrow Account.

(a)          On or as soon as practicable after the date hereof, Parent will cause 1,016,746 shares of common stock of Parent, par value $0.0001 per share (the “Parent Common Stock”), which shares shall be registered in the name of Escrow Agent f/b/o the Merger Securityholders (the “Escrow Shares”), to be delivered to the Escrow Agent in book-entry form, and the Escrow Agent will acknowledge receipt of the Escrow Shares to Parent and the Stockholders’ Agent promptly upon receipt thereof. Subject to the terms and conditions of this Escrow Agreement, the Escrow Agent shall hold the Escrow Shares and shall invest, reinvest and manage any cash proceeds thereof as directed in Section 3(d) (the “Proceeds,” and the Escrow Shares and the Proceeds, collectively, the “Escrow Account”). Upon receipt of the Escrow Shares, the Escrow Agent shall not release the Escrow Shares or the rest of the Escrow Account except in accordance with this Escrow Agreement.

(b)          If Parent at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Account in accordance with this Escrow Agreement, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Parent Common Stock into a greater number of shares, or (ii) combines (by reverse stock split or otherwise) its outstanding shares of Parent Common Stock into a smaller number of shares, then Parent will deliver notice thereof to the Escrow Agent, and, unless the applicable authorizing resolutions of the Board do not require delivery of new Escrow Shares as a result of such action, the Parent will as promptly as practicable after the effective date with respect thereto deliver to the Escrow Agent in book-entry form the requisite Escrow Shares as may be required to reflect the applicable increase or reduction, as the case may be, of such Escrow Shares. The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and share certificates required to effectuate an exchange of shares if contemplated by the action taken pursuant to the preceding clauses (i) or (ii). If Parent at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Account in accordance with this Escrow Agreement pays any distribution or dividend in respect of the Escrow Shares in additional shares of Parent Common Stock, then Parent will deliver notice thereof to the Escrow Agent and the Stockholders’ Agent, and, unless the applicable authorizing resolutions of the Board do not require delivery of additional Escrow Shares as a result of such action, the Parent will as promptly as practicable after the payment date with respect thereto deliver to the Escrow Agent additional Escrow Shares representing such additional shares of Parent Common Stock. Upon such delivery referred to in this Section 2(b), the Escrow Agent shall hold such additional or substitute Escrow Shares, and all such shares are deemed Escrow Shares for purposes of this Escrow Agreement.

(c)          This Agreement assumes that the Escrow Account will at all times be comprised only of Parent Common Stock and/or cash. If the Parent Common Stock is converted into any securities or other property other than Parent Common Stock, or any securities or other property (in each case, other than cash or additional shares of Parent Common Stock) are distributed, issued or exchanged with respect to any shares of Parent Common Stock (then held in the Escrow Account) upon any recapitalization, reclassification, merger, consolidation, stock dividend or the like, or if for any other reason securities or other property (in each case, other than cash or additional shares of Parent Common Stock) at any time are held in the Escrow Account, Parent and the Stockholders’ Agent shall negotiate in good faith, and execute and deliver, such supplemental written instructions to the Escrow Agent as are necessary to account for such other securities or property in a manner consistent with the results that would have prevailed if only Parent Common Stock and/or cash were held in the Escrow Account, and shall deliver such supplemental written instructions to the Escrow Agent. If the Parties are unable to agree on any such supplemental instructions contemplated by the preceding sentence within thirty (30) days after such sentence shall become applicable, then the Escrow Agent shall refrain from taking any action with respect to such property other than Parent Common Stock and/or cash, other than to keep safely such other property until it shall be directed otherwise in writing jointly by Parent and the Stockholders’ Agent or by final non-appealable order of a court of competent jurisdiction. The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and Escrow Shares required in connection with such any recapitalization, reclassification, merger, consolidation or similar event to receive any shares of stock, securities, properties or cash in exchange for Escrow Shares.

(d)          Notwithstanding  anything  to  the  contrary contained herein and for so long as the Escrow Shares remain in the Escrow Account, the Parties agree that the Merger Securityholders shall have the right to (i) vote all  Escrow Shares that are not disbursed to Parent pursuant to the terms hereof, (ii) receive any cash dividends and cash distributions in respect of the Escrow Shares that are not disbursed to Parent pursuant to the terms hereof, and (iii) except as set forth in Section 2(e) below, exercise any and all other rights of a shareholder of Parent with respect to the Escrow Shares that are not disbursed to Parent pursuant to the terms hereof; provided however, that Parent shall not be obligated to recognize any sale of Escrow Shares to a third party prior to the termination of this Escrow Agreement in accordance with the terms hereof.

(e)          Notwithstanding anything to the contrary contained herein, to the extent that Parent makes any non-cash distributions or non-cash dividends in respect of the Escrow Shares while such Escrow Shares remain in the Escrow Account, such distributions and dividends shall be deposited into the Escrow Account by Parent. Upon any disbursement of the Escrow Shares to Parent or the Merger Securityholders pursuant to Sections 4 or 5 (as the case may be), the non-cash distributions and non-cash dividends held in the Escrow Account in respect of such disbursed Escrow Shares shall be disbursed to the Party receiving such disbursed Escrow Shares.

3.           Investment of Escrow Account.

(a)          The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys or any other assets held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not liquidate, sell, invest or reinvest any portion of the Escrow Account except as provided herein and shall hold the Escrow Shares and any cash or other assets received in respect thereof in the form initially received, except as provided herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment or the failure to make an investment made pursuant to the terms of this Escrow Agreement.

(b)          During the term of this Escrow Agreement, any cash in the Escrow Account shall be invested in a money market deposit account or a successor or similar investment offered by the Escrow Agent and approved by the Stockholders’ Agent and Parent, unless otherwise instructed in writing by the Parties and as shall be reasonably acceptable to the Escrow Agent. The Escrow Agent will provide compensation on balances in the Escrow Account at the then-applicable rate for such account or investment from time to time. Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive reasonable compensation with respect to any investment directed hereunder including without limitation charging a reasonable agency fee in connection with each transaction. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Account.

4.           Disbursement of Escrow Account. The Parties agree that the Escrow Account is available to satisfy the Merger Securityholders’ indemnification obligations set forth in Section 10 of the Merger Agreement. On the next successive business day after the Claims Deadline (as defined below), the Escrow Agent shall release all of the Escrow Account to Exchange Agent for the benefit of the Merger Securityholders, less any unresolved Dispute Amounts (as defined below) and any amounts previously released in accordance with Section 5 hereof.

5.           Indemnification Claims.

(a)          If a Parent Indemnified Party wishes to make a claim for indemnification pursuant to Section 10 of the Merger Agreement, Parent, on behalf of such Parent Indemnified Party, shall promptly deliver a notice (a “Claim Notice”) to the Stockholders’ Agent and the Escrow Agent. The Claim Notice shall state (i) the dollar amount of any indemnification asserted to be owed under Section 10 of the Merger Agreement, (ii) the number of Escrow Shares necessary to satisfy the indemnification amount owed, (iii) a statement of the facts giving rise to such claim for indemnification, and the specific representations, warranties or covenants, if any, alleged to have been breached, and (iv) that a claim for such indemnification has been made in accordance with the terms of the Merger Agreement (including, but not limited to, Section 10 thereof).

(b)          Subject to Section 5(c), on the thirtieth (30th) day following receipt by the Escrow Agent of the Claim Notice (or if such day is not a business day, then on the next successive business day), the Escrow Agent shall release the number of Escrow Shares described in the Claim Notice to Parent from the Escrow Account, less the amount, if any, described in a Dispute Notice (as defined below). If the Escrow Account contains both Escrow Shares and cash, any such payment shall be made to Parent in Escrow Shares and cash, such that the ratio of cash paid to Escrow Shares released is equal to the ratio of cash to Escrow Shares in the Escrow Account as of the date of such payment. For purposes of distributing the Escrow Account pursuant to the terms hereof, the Escrow Shares shall be valued at the Parent Share Price.

(c)          During the thirty (30) days following the Escrow Agent’s receipt of the Claim Notice, the Stockholders’ Agent may deliver a written notice to the Escrow Agent and Parent disputing any or all of the claims made in the Claim Notice (a “Dispute Notice”), which such Dispute Notice shall state with reasonable specificity the nature of the dispute and the portion of the claim stated in the Claim Notice that is the subject of such dispute (such amount, the “Disputed Amount”). The Escrow Agent shall not distribute the Disputed Amount until (i) the Escrow Agent receives a certified copy of a final non-appealable judgment issued by a court of competent jurisdiction, ordering the distribution of all or a portion of the Disputed Amount, or (ii) directed to do so pursuant to written instructions executed by Parent and the Stockholders’ Agent. The rights of the Escrow Agent under this Section 5(c) are cumulative of all other rights it may have by law or otherwise. Any claim by Parent disputed by the Stockholders’ Agent pursuant to this Section 5(c), or any claim by Parent which the Escrow Agent has refused to comply with or take any action in connection with in accordance with this Section 5(c), shall be referred to herein as a “Disputed Claim.” The Escrow Agent shall not be liable in any way or to any Person for its failure or refusal to release such Disputed Amount.

(d)          Promptly following resolution of all or any portion of a Disputed Claim in favor of the former Merger Securityholders, Parent shall provide written notice to the Escrow Agent that such Disputed Claim or portion thereof has been discharged, and to the extent any amounts are being withheld from being disbursed to the Exchange Agent pursuant to the last sentence of Section 4 by the Escrow Agent in respect of such Disputed Claim, such amount shall promptly be released to the Exchange Agent.

(e)          The Parties agree that Parent shall have the right to make claims against the Escrow Account on behalf of itself and any of the other Parent Indemnified Parties until the twelve (12) month anniversary of the Closing Date (the “Claims Deadline”).

6.           Disposition and Termination. Upon delivery of the Escrow Account by the Escrow Agent in accordance with Sections 4 and 5 above, this Escrow Agreement shall terminate, subject to the provisions of Sections 7(b), 7(c), 7(g) and 8.

7.           Concerning the Escrow Agent.

(a)          Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(b)          Indemnification. The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, or the Escrow Account held by it hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account are to be disbursed and delivered. The provisions of this Section 7(b) shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 7(e) or 7(f) below.

(c)          Compensation. The Escrow Agent shall be entitled to such compensation from Parent for all services rendered by it hereunder set forth on Exhibit A hereto, which shall be paid by Parent. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(d)          Further Assurances. From time to time on and after the date hereof, Parent and the Stockholders’ Agent shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(e)          Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice, and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by Parent and approved by the Stockholders’ Agent, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Account held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it reasonably deems appropriate in the State of New York.

(f)          Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Parties, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 7(e).

(g)          Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

8.           Miscellaneous.

(a)          Governing Law; Venue. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws). Any claim, action or proceeding (each, a “Legal Proceeding”) relating to this Escrow Agreement or the enforcement of any provision of this Escrow Agreement may be brought or otherwise commenced in any federal or state court located in New York, New York. Each of the Parties and the Escrow Agent: (i) expressly and irrevocably consents and submits to the jurisdiction of each federal and state court located in New York, New York in connection with any such Legal Proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 8(e) shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding; (iii) agrees that each federal or state court located in New York, New York, shall be deemed to be a convenient forum; and (d) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any federal or state court located in New York, New York any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Escrow Agreement or the subject matter of this Escrow Agreement may not be enforced in or by such court.

(b)          Entire Agreement. This Escrow Agreement, the Merger Agreement and the other Transaction Agreements set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Escrow Agreement) other than this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement and any other agreement, as to the Escrow Agent, the terms and conditions of this Escrow Agreement shall control.

(c)          Headings. The headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

(d)          Successors and Assigns; Assignment. This Escrow Agreement shall be binding upon each of the parties hereto and each of their successors and permitted assigns, if any. This Escrow Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto.

(e)          Notices. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) the next business day after such notice is sent by courier or express delivery service or by facsimile or email, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent:

MergeWorthRX Corp.

3123 McDonald Street
Miami, FL 33133

Attention: Charles F. Fistel and Stephen B. Cichy
Facsimile: [•]

Email: medworth1@gmail.com and scichy@monarchsp.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention: Robert Cohen, Esq.
Facsimile: 212-547-5444

Email: rcohen@mwe.com

If to the Stockholders’ Agent:

FFC Aerocare SR, LLC

c/o Ferrer Freeman & Company

10 Glenville Street

Greenwich, CT 06831

Attention: Ted Lundberg
Facsimile: (203) 532-8016

Email: tlundberg@ffandco.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Stuart Rosenthal, Esq.
Facsimile: (212) 355-3333

Email: srosenthal@goodwinprocter.com

If to the Escrow Agent:

Continental Stock Transfer & Trust Company
[•]

Attention: [•]
Facsimile: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

[•]

Attention: [•]
Facsimile: [•]

Email: [•]

(f)          Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

(g)          Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of this Escrow Agreement or the transactions contemplated hereby.

(h)          Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

(i)           Electronic Execution and Delivery. A facsimile, telecopy, PDF or other reproduction of this Escrow Agreement may be executed by one or more parties hereto, and an executed copy of this Escrow Agreement may be delivered by one or more parties hereto by facsimile, e-mail or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Escrow Agreement as well as any facsimile, telecopy or reproduction thereof. The parties hereto hereby agree that neither shall raise the execution of facsimile, telecopy, PDF or other reproduction of this Escrow Agreement, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or similar electronic transmission device, as a defense to the formation of this Escrow Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

MergeWorthRX Corp.

By:
Name:
Title:

FFC AeroCare SR, LLC, in its capacity as Stockholders’ Agent

By:
Name:
Title:

Continental Stock Transfer & Trust Company

By:
Name:
Title:

Exhibit A

Escrow Agent’s Compensation

[Continental to provide]

EXHIBIT K

LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (this "Agreement") is made and entered into as of [_________], 2014, by and among MergeWorthRx Corp., a Delaware corporation ("Parent"), and the undersigned Company Stockholder ("Seller"). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Agreement and Plan of Merger and Reorganization, dated as of October 14, 2014, by and among Parent, AeroCare Holdings, Inc., a Delaware corporation, and the other parties thereto (the "Merger Agreement").

In connection with the consummation of the transactions contemplated by the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Seller and Parent hereby agree as follows:

1.           The execution and delivery of this Agreement is a condition to the performance of the parties' obligations under the Merger Agreement, including the delivery of the shares of Parent Common Stock issued to the Seller pursuant thereto (the "Shares").

2.           Seller hereby acknowledges and agrees that during the Lockup Period (as defined below), as applicable to those Shares which remain subject to the Lockup Period from time to time (as set forth below), it shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any portion of such Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Shares, whether any such transaction is to be settled by delivery of such Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B). As used herein, the term "Lockup Period" means the period beginning on the Closing Date and ending on the earlier of: (a) (i) with respect to fifty percent (50%) of the Shares, the six month anniversary of the Closing Date, and (ii) with respect to the remaining fifty percent (50%) of the Shares, the twelve month anniversary of the Closing Date and (b) the date that Parent consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the holders of Parent Common Stock having the right to exchange their shares of Parent Common Stock for cash, securities or other property.

3.           Notwithstanding the provisions of paragraph 2, above, each Seller may transfer any or all of its Shares:

(a)          to the officers, directors or employees of Parent;

(b)          if Seller is an entity, to any person which, directly or indirectly, controls, is controlled by or is under common control with such Seller, including, without limitation, any partner, officer, director or member of such Seller and, with respect to any Seller that is a private investment fund, to any person which is controlled by or under common control with one or more general partners of such Seller;

(c)          to Seller’s immediate family members and trusts for estate planning purposes;

(d)          by virtue of the laws of descent and distribution upon Seller’s death; or

(e)          pursuant to a qualified domestic relations order;

provided, however, that, in the case of clauses (a) through (e), such permitted transferee(s) becomes bound by the transfer restrictions and forfeiture provisions contained herein.

4.          In furtherance of the foregoing, Seller hereby authorizes Parent during the Lockup Period to cause the transfer agent for the Parent Common Stock to decline to transfer any Shares, and to place restrictive legends and note stop transfer restrictions on the Shares, the stock register and other records relating to the Shares.

5.          Seller hereby represents and warrants to Parent that (i) it has full power and authority to enter into this Agreement and (ii) this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.

6.          Parent hereby represents and warrants to Seller that the lock-up restrictions set forth herein are no more restrictive to Seller than those lock-up restrictions applicable to the Parent’s Sponsors in that certain Stock Escrow Agreement dated as of June 26, 2013, by and among MEDWORTH ACQUISITION CORP., a Delaware corporation, Charles F. Fistel, Stephen B. Cichy, and Anthony Minnuto, John J. Delucca, Jeffrey A. Rein, Robert G. Savage and Howard I. Schwartz, M.D and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Parent Lock-Up Restrictions”).

7.          Parent hereby covenants to Seller that, in the event that any of the Parent Lock-Up Restrictions are amended, waived or otherwise modified in a manner that makes the lock-up restrictions set forth herein more restrictive to Seller than the Parent Lock-Up Restrictions, this Agreement shall be promptly amended to be no more or less restrictive to Seller than such amended, waived or modified Parent Lock-Up Restrictions; provided, that in no event shall the lock-up restrictions set forth herein extend beyond the 12 month anniversary of the Closing Date. To the extent this Agreement is amended, waived or otherwise modified in a manner that makes the lock-up restrictions set forth herein less restrictive to Seller, Seller acknowledges and agrees that Parent and Parent’s Sponsors shall be permitted to amend, waive or otherwise modify the Parent Lock-Up Restrictions to be no more or less restrictive to Parent’s Sponsors than such amended, waived or modified lock-up restrictions applicable to Seller set forth herein.

8.          This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

9.          No party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 8 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each party's respective successors, heirs, personal representatives and assigns.

10.         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that· would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address, email or facsimile number indicated on the books and records of Parent or such other address as a party shall subsequently provide.

12.         Upon request by Parent, Seller will execute any additional documents necessary in connection with enforcement hereof.

13.         This Agreement may not be amended without the approval of the Audit Committee of the Board of Directors of Parent.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Lockup Agreement on the date first written above.

MERGEWORTHRX CORP.

By:
Name:
Its:

[COMPANY STOCKHOLDER]

By:
Name:
Its:

EXHIBIT L

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [______________], 2014, by and among [MergeWorthRx Corp.], a Delaware corporation (the “Company”), and the undersigned parties listed as Investors on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company and certain of the Investors (the “Original Investors”) are parties to that certain Registration Rights Agreement, dated June 26, 2013 (the “Prior Agreement”);

WHEREAS, the Original Investors currently hold (i) shares of Common Stock issued by the Company prior to the consummation of the Company’s initial public offering (the “Founders’ Shares”) and (ii) shares of Common Stock issued by the Company simultaneously with the consummation of the Company’s initial public offering (the “Sponsors’ Shares”);

WHEREAS, certain of the Investors are acquiring, on or about the date hereof, shares of Common Stock pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 14, 2014, by and among the Company, Anvil Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, AeroCare Holdings, Inc., a Delaware corporation, and FFC Aerocare SR, LLC, a Delaware limited liability company (the “Merger Shares”); and

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement to provide for the terms and conditions included herein and to include certain of the recipients of Common Stock pursuant to the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demand Takedown” is defined in Section 2.1.5(a).

“Demanding Holder” is defined in Section 2.2.1.

“Earn-Out Shares” means the shares of Common Stock of the Company issued or issuable from time to time to Investors after the date hereof pursuant to Section 1.13 of the Merger Agreement.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.4.

“Founders’ Shares” is defined in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Merger Shares” is defined in the preamble to this Agreement.

“New Registration Statement” is defined in Section 2.2.4.

“Notices” is defined in Section 6.3.

“Option Securities” is defined in Section 2.2.4.

“Original Investors” is defined in the preamble to this Agreement.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

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“Registrable Securities” means (i) the Founders’ Shares and the Sponsors’ Shares, (ii) the Merger Shares and, following their issuance, the Earn-Out Shares, (iii) any Working Capital Shares, and (iv) all shares of Common Stock issued to any holder with respect to the securities referred to in clauses (i), (ii), and (iii) above by way of any stock split, stock dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) such securities are eligible for resale under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date on which Founders’ Shares are disbursed from escrow pursuant to Section 3 of that certain Stock Escrow Agreement dated as of June 26, 2013 by and among certain of the Investors and Continental Stock Transfer & Trust Company.

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“Requesting Holder” is defined in Section 2.1.5(a).

“SEC Guidance” is defined in Section 2.2.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii).

“Sponsors’ Shares” is defined in the preamble to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Working Capital Shares” means any shares of Common Stock issued or issuable upon the exercise of any equity security of the Company or upon conversion of any working capital loans made to the Company by any holder of Registrable Securities.

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2.           REGISTRATION RIGHTS.

2.1          Resale Shelf Registration Rights.

2.1.1           Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the date of this Agreement, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities held by Investors and the Option Securities (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

2.1.2           Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3           Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith (i) as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period and (ii) to include the registration for resale from time to time by Investors any Earn-Out Shares as soon as reasonably practicable following issuance thereof.

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2.1.4           Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities other than the Sponsors’ Shares (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors) and second by Registrable Securities represented by the Sponsors’ Shares (applied on a pro rata basis based on the total number of Sponsors’ Shares held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors). In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5           Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a)          If the Company shall receive a request from (x) the holders of at least 2,000,000 shares of Registrable Securities, provided that the estimated market value of the Registrable Securities is at least $20,000,000 (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i)          subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

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(ii)         subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b)          Promptly after the expiration of the seven-Business Day-period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c)          The Company shall only be required to effectuate one Underwritten Takedown within any six-month period

(d)          If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

2.1.6           Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7           Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

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2.2          Demand Registration.

2.2.1           Request for Registration. At any time and from time to time with respect to the Sponsors’ Shares and Working Capital Shares or three months prior to the initial Release Date with respect to all other Registrable Securities of the Original Investors, the holders of a majority-in-interest of such Sponsors’ Shares or other Registrable Securities, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Sponsors’ Shares or other Registrable Securities on Form S-1 or any similar long-form Registration or, if, then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Original Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.2.1 in respect of all Registrable Securities.

2.2.2           Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3           Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration, and subject to the approval of the Company.

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2.2.4           Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities registrable pursuant to the terms of the Purchase Option issued to EarlyBirdCapital, Inc. or its designees in connection with the Company’s initial public offering (the “Purchase Options” and such registrable securities, the “Option Securities”) and (iv) fourth, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5           Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

2.3          Piggy-Back Registration.

2.3.1           Piggy-Back Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

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2.3.2           Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a)          If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities and Option Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)          If the registration is a “demand” registration undertaken at the demand of holders of Option Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares; and

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(c)          If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities or the Option Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities, if any, comprised of Registrable Securities and Option Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof and of the Purchase Options, as applicable, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3           Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4           Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, but not more often than one time per calendar year, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3.4: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3.4 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

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3.           REGISTRATION PROCEDURES.

3.1          Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1           Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of ninety (90) days in any 365-day period in respect of a Demand Registration hereunder.

3.1.2           Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3           Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

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3.1.4           Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5           State Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6           Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

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3.1.7           Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8           Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9           Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.10         Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2          Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3           Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4           Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

4.           INDEMNIFICATION AND CONTRIBUTION.

4.1           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

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4.2           Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3           Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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4.4          Contribution.

4.4.1           If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3           The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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5.           UNDERWRITING AND DISTRIBUTION.

5.1           Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.           MISCELLANEOUS.

6.1           Other Registration Rights. Except with respect to the securities issued or issuable upon exercise of the Purchase Options, the Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2           Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities equal to at least five percent (5%) of the Registrable Securities held by the holders of Registrable Securities on the date hereof; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

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6.3           Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day (ii) one business day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to the Company:

[MergeWorthRx Corp.]
[address]

Attn:

Facsimile: [•]

Email:

with a copy to:

[•]

Attn:

Facsimile:

Email:

If to an Investor, to the address set forth opposite such Investor’s name on Exhibit B attached hereto.

6.4           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6           Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

[MERGEWORTHRX CORP.]

By:
Name:
Title:

INVESTORS:

Charles F. Fistel

Stephen B. Cichy

Anthony Minnuto

John J. Delucca

Jeffrey A. Rein

Robert G. Savage

Howard I. Schwartz, M.D.

[Signature Page Continues]

Signature Page to Amended and Restated Registration Rights Agreement

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Amended and Restated Registration Rights Agreement dated as of [_____], 2014 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1.1           Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of the Common Stock of the Company (the “Stock”) [or other equity securities of the Company that are convertible, exercisable or exchangeable for shares of Common Stock of the Company (the “Convertible Securities”)] as a transferee of such Stock [or Convertible Securities] from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered a “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

1.2           Agreement. New Holder hereby (a) agrees that the Stock [or Convertible Securities] shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

1.3           Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name: _________________________	MERGEWORTHRX CORP.

By: ________________________________	By: __________________________

Name: ______________________________	Name: ________________________

Title: _______________________________	Title: _________________________

Address:_____________________________

____________________________________

Facsimile Number: ____________________

EXHIBIT B1

Name	Address

Stephen Cichy	[Insert Address]

John J. Delucca	[Insert Address]

Charles Fistel	[Insert Address]

Anthony Minnuto	[Insert Address]

Jeffrey A. Rein	[Insert Address]

Robert G. Savage	[Insert Address]

Howard I. Schwartz	[Insert Address]

1 NTD: Agreement to include as Investors all Aerocare executive officers and directors and each of the Major Stockholders (as defined in the Merger Agreement) and any other 5% or greater stockholders of AeroCare.